UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SQUARE, INC.
(Name of Registrant as Specified In Its Charter)
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 Proxy Statement
Notice of 2020 Annual Meeting of Stockholders
JUNE 16, 2020

SQUARE, INC.
1455 MARKET STREET, SUITE 600
SAN FRANCISCO, CALIFORNIA 94103
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Tuesday, June 16, 2020
Dear Stockholders of Square, Inc.:
We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Square, Inc., a Delaware corporation, which will be held virtually on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2020, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting, just as you could at an in-person meeting.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1. To elect three Class II directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To approve, on an advisory basis, the compensation of our named executive officers;
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;
4. To vote upon a proposal submitted by one of our stockholders regarding employee representation on the board of directors, if properly presented at the annual meeting; and
5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 20, 2020 as the record date for the Annual Meeting. Only stockholders of record on April 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our headquarters located at 1455 Market Street, Suite 600, San Francisco, California 94103. Reasonable accommodations will be made if the Company cannot make the list available at its headquarters. The stockholder list will also be available online during the Annual Meeting. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the accompanying proxy statement.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our annual report is first being mailed on or about April 24, 2020 to all stockholders entitled to vote at the Annual Meeting. The accompanying proxy statement and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About Our Proxy Materials and Annual Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Square.
By order of the Board of Directors,

Jack Dorsey
President, Chief Executive Officer and
Chairman of the Board
San Francisco, California
April 24, 2020

EXECUTIVE SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Information about our 2020 Annual Meeting of Stockholders
Date and Time: Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time.
Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2020, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting.
Record Date: April 20, 2020
Voting Matters
	Proposals	Board Recommendation	Page Number for Additional Information
1	The election of Roelof Botha, Amy Brooks and James McKelvey as Class II directors.	FOR	18
2	The approval, on an advisory basis, of the compensation of our named executive officers.	FOR	19
3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.	FOR	20
4	To vote upon a proposal submitted by one of our stockholders regarding employee representation on the board of directors, if properly presented at the Annual Meeting.	AGAINST	23
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this proxy statement, we have not received notice of any such business.
SQUARE 2020 Proxy Statement	i

Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interest of all our stockholders, sellers, customers and other stakeholders. Some highlights of our corporate governance practices are listed below:
•	Proactive approach to board pipeline management
•	8 out of 10 directors are independent
•	3 out of 10 directors are women
•	4 out of 6 executive officers are women
•	Separate lead independent director and Chairman
•	Regular executive sessions of independent directors
•	Strong risk oversight by full board and committees
•	Annual board of director and committee evaluations
•	Significant stock ownership requirements for directors and executive officers
•	Insider Trading policy prohibits hedging and pledging transactions
•	All board committees are 100% independent
•	Each director attended at least 75% of board and committee meetings
Our 2020 Director Nominees
Our Class II director nominees demonstrate a mix of experiences and perspectives.
Name	Director Since	Experience	Indepen- dence	Board and Committee Positions	Other Current Public Company Boards
Roelof Botha	2011	Partner at Sequoia Capital	✔	Audit and Risk Committee Compensation Committee	Eventbrite, Inc. MongoDB, Inc. Natera, Inc.
Amy Brooks	2019	President, Team Marketing & Business Operations and Chief Innovation Officer of the National Basketball Association	✔	Nominating and Corporate Governance Committee	None
James McKelvey	2009	Co-Founder of Square General Partner of FinTop Capital	—	—	None
SQUARE 2020 Proxy Statement	ii

Executive Compensation Philosophy and Highlights
Our Compensation Philosophy
Square stands for economic empowerment, and everything we do is intended to give our sellers accessible, affordable tools designed to help them start, run and grow their businesses to fully participate in the economy. Similarly, with Cash App, we have built a parallel ecosystem of financial services to help individuals manage their money. Our customers inspire us in how they innovate, take risks and take ownership. We want our employees, like our customers, to act like owners. Our compensation approach reflects this philosophy.
To this end, our compensation programs are designed to attract, retain and grow the best teams while reflecting the core tenets of our culture:
•
Fairness: By designing and delivering compensation programs that are equitable across similarly situated employees, our employees are motivated to work collaboratively to achieve our long-term business objectives and serve our sellers.

•
Simplicity: By providing compensation programs that are simple and do not distract from their day-to-day responsibilities, our employees are able to focus on growing our business and are rewarded when Square is successful.

•
Performance-driven: By creating compensation programs that reward individual performance and achievement of corporate objectives, our employees are incentivized to perform their best work and receive financial awards for their impact on Square and our business.

Executive Compensation Highlights
•	CEO Compensation. At his request, our chief executive officer receives no cash or equity compensation except for an annual salary of $2.75.
•
Annual Say-on-Pay Vote. We conduct an annual non-binding advisory vote on the compensation of our named executive officers. At our 2019 annual meeting of stockholders, more than 99% of the votes cast on the say-on-pay proposal were voted in favor of the named executive officers’ compensation.

•
Clawback Policy. Our executives are subject to a clawback policy, which permits our board to require forfeiture or reimbursement of incentive compensation if an executive engages in certain misconduct.

•	Independent Compensation Consultant. Our compensation
committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.
•
Alignment with Company Success. A substantial percentage of our executive’s compensation aligns with the long-term success of the company through grants of stock options and restricted stock-based awards.

•	Risk Oversight. Risk and exposures mitigated by strong oversight by our compensation committee.
•
Stock Ownership Guidelines. Our stock ownership guidelines require significant stock ownership levels and are designed to align the long-term interests of our executives and non-employee directors with those of our stockholders.

SQUARE 2020 Proxy Statement	iii

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Square, Inc., a Delaware corporation (referred to herein as the “Company”, “Square”, “we”, “us” or “our”), is committed to having sound corporate governance principles. Our business affairs are managed under the direction of our board of directors, which is currently composed of 10 members. All of our directors, other than Messrs. Dorsey and McKelvey, are independent within the meaning of the listing standards of the New York Stock Exchange. Former directors Mr. Naveen Rao and Dr. Ruth Simmons were each determined to be independent within the meaning of the New York Stock Exchange listing standards during the periods in which each served on our board of directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2020 and certain other information for each of the members of our board of directors with terms expiring at our 2020 annual meeting of stockholders (and any postponements, adjournments or continuations thereof (the “Annual Meeting”)), who are also nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Roelof Botha(1)(2)	II	46	Director	2011	2020	2023
Amy Brooks(3)	II	45	Director	2019	2020	2023
James McKelvey	II	54	Director	2009	2020	2023
Continuing Directors
Jack Dorsey	I	43	President, Chief Executive Officer and Chairman	2009	2022	—
David Viniar(1)(3)	I	64	Lead Independent Director	2013	2022	—
Paul Deighton(2)(4)	I	64	Director	2016	2022	—
Anna Patterson(1)(4)	I	54	Director	2017	2022	—
Randy Garutti(3)	III	44	Director	2017	2021	—
Mary Meeker(2)	III	60	Director	2011	2021	—
Lawrence Summers(1)	III	65	Director	2011	2021	—
(1)	Member of our audit and risk committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee
(4)	Member of Capital compliance and governance committee
Nominees for Director
Roelof Botha has served as a member of our board of directors since January 2011. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC. From 2000 to 2003, Mr. Botha served in various positions at PayPal, Inc., including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of Eventbrite, Inc., Natera, Inc. and MongoDB, Inc. and
SQUARE 2020 Proxy Statement	1

a number of privately-held companies, and previously served on the board of directors of Xoom Corporation until it was acquired by PayPal, Inc. in November 2015. Mr. Botha holds a B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and an M.B.A. from the Stanford Graduate School of Business.
Mr. Botha was selected to serve on our board of directors because of his financial and managerial experience.
Amy Brooks has served as a member of our board of directors since October 2019. Since November 2017, Ms. Brooks has served as President, Team Marketing & Business Operations and Chief Innovation Officer at the National Basketball Association (“NBA”), after serving as Executive Vice President from May 2014 to November 2017 and Senior Vice President from January 2010 to May 2014. She has served in roles of increasing responsibility at the NBA since January 2005. Ms. Brooks also currently serves on the board of the Positive Coaching Alliance and on the board of directors of a privately-held company. Ms. Brooks holds a B.A. in Political Science and Communication from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
Ms. Brooks was selected to serve on our board of directors because of her sales and marketing experience, as well as her expertise in growing a global brand.
James McKelvey is our co-founder and has served as a member of our board of directors since July 2009. Since July 2013, Mr. McKelvey has served as a Managing Director of SixThirty FinTech Accelerator, LLC, a financial technology accelerator. Since January 2018, Mr. McKelvey has served as a General Partner of FinTop Capital, a venture capital firm. From March 2012 to December 2017, he served as a General Partner of Cultivation Capital, a venture capital firm. Since January 1990, Mr. McKelvey has served in various positions at Mira Smart Conferencing, a digital conferencing company. Mr. McKelvey currently serves on the boards of directors of a number of privately-held companies, as well as the Federal Reserve Bank of St. Louis. Mr. McKelvey holds a B.S. in Computer Science and a B.A. in Economics from Washington University in St. Louis.
Mr. McKelvey was selected to serve on our board of directors because of the perspective and experience he brings as one of our founders.
Continuing Directors
Jack Dorsey is our co-founder and has served as our President and Chief Executive Officer and as a member of our board of directors since July 2009. From May 2007 to October 2008, Mr. Dorsey served as President and Chief Executive Officer of Twitter, Inc. In July 2015, Mr. Dorsey returned to Twitter and serves as Chief Executive Officer. He has served as a director of Twitter since May 2007. Mr. Dorsey is committed to his chief executive officer roles at both Square and Twitter. While he does not have minimum time commitments at either company, he devotes significant time, attention and efforts to each of them. He generally divides his time roughly equally between them several days a week, and he retains flexibility to ensure he can re-allocate his time based on the needs of each business. The particulars of his time-allocation strategy may change over time. Mr. Dorsey also served as a member of the board of directors of The Walt Disney Company until March 2018.
Mr. Dorsey was selected to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer and one of our founders, as well as his extensive experience with technology companies and innovation.
David Viniar has served as a member of our board of directors since October 2013. From August 1980 until his retirement in January 2013, Mr. Viniar served in various positions at The Goldman Sachs Group, including as Chief Financial Officer, Executive Vice President and Head of the Operations,
SQUARE 2020 Proxy Statement	2

Technology, Finance and Services Division. Mr. Viniar currently serves on the boards of directors of The Goldman Sachs Group and a number of privately-held companies. Mr. Viniar holds a B.A. in Economics from Union College and an M.B.A. from Harvard Business School.
Mr. Viniar was selected to serve on our board of directors because of his financial, risk management and business expertise.
Paul Deighton has served as a member of our board of directors since May 2016. Mr. Deighton has served as the non-executive chairman of The Economist Group since June 2018 and of Heathrow Airport Holdings Limited, the owner of Heathrow Airport in the United Kingdom, since June 2016. From December 2012 to May 2015, Mr. Deighton served as Commercial Secretary to the Treasury and as a member of the House of Lords in the United Kingdom. Mr. Deighton previously served as the Chief Executive Officer of the London Organising Committee of the Olympic and Paralympic Games and held various roles at The Goldman Sachs Group, an investment bank. Mr. Deighton currently serves on the board of the Holdingham Group, an advisory firm, and as a member of the Parliamentary Committee overseeing the restoration of the Houses of Parliament. Mr. Deighton holds a B.A. in Economics from Trinity College, Cambridge University.
Mr. Deighton was selected to serve on our board of directors because of his financial and business expertise, as well as his international perspective and his government and regulatory experience.
Anna Patterson has served as a member of our board of directors since November 2017. Since April 2017, Ms. Patterson has served as Founder and Managing Partner at Gradient Ventures, Google’s artificial intelligence-focused venture fund, and since September 2010, as a Vice President of Engineering at Google. Prior to that, from January 2007 to September 2010, Ms. Patterson served as Co-Founder and President at Cuil, and from February 2004 to January 2007, as Director of Engineering at Google. Ms. Patterson also currently serves on the National Council at the School of Engineering and Applied Science at Washington University in St. Louis and on the boards of directors of a number of privately-held companies. Ms. Patterson holds a B.S. in Computer Science and Electrical Engineering from Washington University in St. Louis and a Ph.D. in Computer Science from the University of Illinois at Urbana-Champaign.
Ms. Patterson was selected to serve on our board of directors because of her engineering and business experience as well as her financial expertise as a founder of a venture fund.
Randy Garutti has served as a member of our board of directors since July 2017. Since April 2012, Mr. Garutti has served as Chief Executive Officer and on the board of directors of Shake Shack. Prior to becoming Chief Executive Officer, Mr. Garutti served as Chief Operating Officer of Shake Shack since January 2010. Before Shake Shack, Mr. Garutti was the Director of Operations for Union Square Hospitality Group, LLC, overseeing the operations for all its restaurants. Additionally, Mr. Garutti currently serves on the board of directors of the Columbus Avenue Business Improvement District, a not-for-profit organization. Mr. Garutti holds a B.S. from Cornell University’s School of Hotel Administration.
Mr. Garutti was selected to serve on our board of directors because of his business expertise and leadership of a global brand.
Mary Meeker has served as a member of our board of directors since June 2011. Since January 2019, Ms. Meeker has served as a General Partner of Bond Capital. From December 2010 to December 2018, Ms. Meeker served as a General Partner of Kleiner Perkins Caufield & Byers. From 1991 to 2010, Ms. Meeker worked at Morgan Stanley as a Managing Director and Research Analyst. Ms. Meeker previously served on the boards of directors of LendingClub Corporation from June 2012 to June 2019 and DocuSign from June 2012 to June 2019, and currently serves on the boards of directors of a number of privately-held companies. Ms. Meeker holds a B.A. in Psychology from DePauw University and an M.B.A. from Cornell University.
SQUARE 2020 Proxy Statement	3

Ms. Meeker was selected to serve on our board of directors because of her extensive experience advising and analyzing technology companies.
Dr. Lawrence Summers has served as a member of our board of directors since June 2011. Since January 2011, Dr. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University and the Weil Director of the Mossavar-Rahmani Center for Business & Government at the Harvard Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the National Economic Council for President Obama. Dr. Summers previously served as President of Harvard University, and he has also served in various other senior policy positions, including as Secretary of the Treasury and Vice President of Development Economics and Chief Economist of the World Bank. Dr. Summers currently serves as the Chairman of the International Advisory Board at Santander Bank and on the boards of directors of a number of privately-held companies. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.
Dr. Summers was selected to serve on our board of directors because of his extensive policy experience and in-depth knowledge of macroeconomic trends.
Director Independence
Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). As noted in the commentary to the listing standards, the concern is independence from management.
Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that none of Mses. Brooks, Meeker and Patterson, Messrs. Botha, Deighton, Garutti and Viniar and Dr. Summers has a material relationship with the Company and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange. Former directors Mr. Rao and Dr. Simmons were each determined to be independent within the meaning of the New York Stock Exchange listing standards during the periods in which each served on our board of directors. In making the determination of the independence of our directors, the board of directors considered relevant transactions between Square and entities associated with our directors or members of their immediate families, including transactions involving Square and payments made to or from companies and entities in the ordinary course of business where our directors or members of their immediate families serve as partners, directors or as a member of the executive management of the other party to the transaction, and determined that none of these relationships constitute material relationships that would impair the independence of our directors.
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Board Leadership Structure and Role of Our Lead Independent Director
Mr. Dorsey currently serves as both the Chairman of our board of directors and as our Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Dorsey brings current company-specific experience, leadership and insight. As our co-founder and Chief Executive Officer, Mr. Dorsey is best positioned to identify strategic priorities, oversee product development, lead critical discussions and execute our business plans.
Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors should serve as our Lead Independent Director at any time when the Chairman of our board of directors is not independent, including when our Chief Executive Officer serves as the Chairman of our board of directors. Because Mr. Dorsey is our Chairman and is not an “independent” director as defined in the listing standards of the New York Stock Exchange, our board of directors has appointed Mr. Viniar to serve as our Lead Independent Director. As our Lead Independent Director, Mr. Viniar is responsible for calling separate sessions of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors, providing feedback to the Company’s Chief Executive Officer and Chairman of the board regarding the executive sessions, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time. We believe that the leadership structure of Mr. Dorsey’s combined role and Mr. Viniar as Lead Independent Director enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders while ensuring robust, independent oversight by the board of directors and Lead Independent Director.
Board Meetings and Committees
During our fiscal year ended December 31, 2019, our board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors attended our 2019 annual meeting of stockholders.
Our board of directors has established an audit and risk committee, a compensation committee, a nominating and corporate governance committee and a Capital compliance and governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit and Risk Committee
Our audit and risk committee consists of Ms. Patterson, Messrs. Botha and Viniar and Dr. Summers, with Mr. Viniar serving as Chair. Each of our audit and risk committee members meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our audit and risk committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board of directors has
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determined that Mr. Viniar is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Our audit and risk committee is, among other things, responsible for the following:
•	selecting and hiring a qualified independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
reviewing our financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing, reviewing and approving the audit and risk committee report that the SEC requires to be included in our annual proxy statement;
•
reviewing the adequacy and effectiveness of our disclosure controls and procedures, and developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our program and policies on risk assessment and risk management, including risks associated with data privacy and cybersecurity;
•	reviewing and overseeing related party transactions for which review or oversight is required by applicable law or required to be disclosed in our financial statements or SEC filings; and
•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.
Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit and risk committee is available on our website at https://squareup.com/about/investors. During 2019, our audit and risk committee held six meetings.
Compensation Committee
Our compensation committee consists of Ms. Meeker and Messrs. Botha and Deighton, with Ms. Meeker serving as Chair. Mr. Rao served as a member of the committee during 2019 and 2020 until his resignation from our board of directors in April 2020. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act, as did Mr. Rao during the period in which he was a member of our compensation committee. Each of Ms. Meeker and Mr. Deighton is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is, among other things, responsible for the following:
•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•	overseeing our overall compensation philosophy and compensation policies, plans and benefits programs, including those for our executive officers;
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•	administering our equity compensation plans; and
•	reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website https://squareup.com/about/investors. During 2019, our compensation committee held five meetings.
Our compensation committee may delegate its authority and duties as it deems appropriate in accordance with applicable laws and regulations. Our compensation committee has delegated authority to our management equity committee, which consists of our Chief Executive Officer and People Lead, to make equity grants within predetermined guidelines to employees and consultants who are not our Section 16 officers or members of our management equity committee. In addition, our compensation committee has a subcommittee comprised entirely of members of the compensation committee that meet the requirements of a “non-employee director,” as such term is used at the beginning of this section. This subcommittee has the nonexclusive authority to grant equity and other awards under our compensation plans that comply with Section 16 of the Exchange Act, to the extent applicable.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Brooks and Messrs. Garutti and Viniar, with Mr. Garutti serving as Chair. Ms. Brooks joined the nominating and corporate governance committee in October 2019. Dr. Simmons served as Chair of the committee during 2019 and 2020 until her resignation from our board of directors in February 2020. Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations, as did Dr. Simmons during the period in which she was a member of the committee. Our nominating and corporate governance committee is, among other things, responsible for the following:
•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors, individual directors and our Chief Executive Officer;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	overseeing, reviewing and making recommendations to our board of directors regarding our corporate governance practices, including our Corporate Governance Guidelines;
•	overseeing the Company’s process for stockholder communications with the board of directors;
•	conducting a periodic review of environmental and corporate responsibility matters of significance to us;
•
reviewing and monitoring compliance with our Code of Business Conduct and Ethics and other actual and potential conflicts of interest, other than transactions with related parties reviewed by the audit and risk committee; and

•	reviewing the succession planning for our Chief Executive Officer, as well as each of our other members of our executive management team.
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Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at https://squareup.com/about/investors. During 2019, our nominating and corporate governance committee held six meetings.
Capital Compliance and Governance Committee
Our Capital compliance and governance committee consists of Mr. Deighton and Ms. Patterson, with Mr. Deighton serving as Chair. Ms. Patterson joined the Capital compliance and governance committee in April 2019. Dr. Simmons served as a member of the committee during 2019 and 2020 until her resignation from our board of directors in February 2020. Each of our Capital compliance and governance committee members meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations, as did Dr. Simmons during the period in which she was a member of the committee. Our Capital compliance and governance committee is, among other things, responsible for the following:
•
overseeing the governance and compliance practices of Square Capital, LLC, a wholly owned subsidiary of the Company, and its related products (“Square Capital”), including reviewing Square Capital’s practices with respect to compliance testing and monitoring, complaints, third party audits, self-identified issues and regulatory changes;

•	reviewing and discussing with management the overall adequacy and effectiveness of Square Capital’s legal, regulatory and ethical compliance programs;
•	overseeing the review of Square Capital’s major financial and other risk exposures and the steps taken to monitor and control those exposures; and
•
reviewing and assisting in the selection of Square Capital’s Chief Compliance Officer and Bank Secrecy Act / Anti-Money Laundering Officer and periodically reviewing any issues encountered in the course of his or her work.

Our Capital compliance and governance committee operates under a written charter. During 2019, our Capital compliance and governance committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee, or any member that served during the past fiscal year, is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition, organization and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of
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character, integrity, judgment, diversity, and with respect to diversity, such factors as gender, race, ethnicity and experience, area of expertise, potential conflicts of interest and other commitments and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are, or have been, affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Additionally, our nominating and corporate governance committee has retained a third-party executive search firm from time to time to identify and review candidates for membership on our board of directors.
Although our board of directors does not have specific requirements with respect to board diversity, it believes that our board should be a diverse body, as described above. While factors relating to diversity were considered for our current directors, no single factor was determinative with respect to any of our current directors. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations and Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least $2,000 in market value or one percent (1%) on a fully diluted basis of the company’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the director nominee criteria described above that is applicable to all director candidates. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than the close of business on February 16, 2021 and no later than the close of business on March 18, 2021, or in the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more
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than 60 days after the one-year anniversary of the Annual Meeting, no earlier than the close of business on the 120th day before the 2021 annual meeting of stockholders and no later than the close of business on the later of either (i) the 90th day prior to the 2021 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2021 annual meeting of stockholders.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors or the Lead Independent Director if the Chairman of our board of directors is not independent.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of each of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://squareup.com/about/investors. We will post amendments to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Stock Ownership Guidelines
Our board of directors has adopted stock ownership guidelines to ensure ongoing alignment of the interests of our directors and executive officers with the long-term interests of our stockholders. Our guidelines require that (i) each non-employee director own a number of shares of our common stock with a value equal to at least five times his or her annual cash retainer, (ii) each executive officer (other than the Chief Executive Officer) own a number of shares of our common stock with a value equal to at least three times his or her annual base salary and (iii) the Chief Executive Officer own a number of shares of our common stock with a value equal to at least the greater of (x) five times his or her annual base salary and (y) $2 million. Each non-employee director and executive officer is required to comply with our stock ownership guidelines by the later of April 30, 2022 or five years from his or her promotion or hiring as an executive officer or election to our board of directors. Until a non-employee director or executive officer has satisfied his or her applicable level of ownership, he or she is required to retain an amount equal to fifty percent (50%) of the net shares received from any new equity award granted after the adoption of the guidelines. As of December 31, 2019, all of our non-employee directors and executive officers had met or were on track to comply with these stock ownership guidelines within the applicable time periods.
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Risk Management
Our board of directors recognizes the oversight of risk management as one of its primary responsibilities and central to maintaining an effective, risk aware and accountable organization. This includes the oversight of our Enterprise Risk Assessment (“ERA”) framework, which is supported and enabled by our audit and risk committee. While our board of directors maintains ultimate responsibility for the oversight of risk, it has implemented a multi-layered approach which delegates certain responsibilities to the appropriate board committees to ensure that these primary areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. These primary risk focus areas are defined by the board of directors, management and leaders of our ERA review as strategic, operational, people, financial and compliance and consist of risks such as cybersecurity, financial reporting and competition. Our board of directors may delegate additional risk areas in the future. Our board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each board committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.
Board/ Committee	Primary Areas of Risk Oversight

Full Board of Directors
Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit and Risk Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal and regulatory compliance, data privacy, data security, cybersecurity and operational security and reliability, as well as matters of oversight related to our bank, Square Financial Services, which is expected to launch in 2021.

Nominating and Corporate Governance Committee
Risks and exposures associated with director succession planning, corporate governance, environmental and corporate responsibility matters and overall board and committee effectiveness and composition.

Compensation Committee	Risks and exposures associated with leadership assessment, retention and succession, executive compensation programs and arrangements and our compensation philosophy and practices.

Capital Compliance and Governance Committee	Risks and exposures associated with Square Capital’s products, legal and compliance requirements, governance structure and regulatory matters.
The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to our board of directors regarding the identification, assessment and management of risks and management’s strategic
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approach to risk mitigation. As part of our overall risk management process, we conduct an enterprise risk assessment on an annual basis, which is shared and discussed with our board of directors. Our lead independent director and Chair of our audit and risk committee meets with our internal auditor, Chief Compliance Officer and General Counsel on a regular cadence to identify and discuss risks and exposures and escalates potential issues to our audit and risk committee or board of directors, as appropriate. In addition, our board of directors’ responsibilities related to oversight of the ERA framework include a routine evaluation of the processes, as well as discussions with key management and representatives of outside advisors as appropriate, used to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation.
Board’s Role in Data Privacy and Cybersecurity Oversight
Our board of directors is committed to mitigating data privacy and cybersecurity risks and recognizes this issue’s importance as part of our risk management framework. While the board of directors maintains ultimate responsibility for the oversight of our data privacy and cybersecurity program and risks, it has delegated certain responsibilities to our audit and risk committee. This committee-level focused attention on data privacy and cybersecurity allows the board to further enhance its understanding of these issues. The audit and risk committee assists the board of directors in its oversight of our data privacy and cybersecurity needs by staying apprised of our data privacy and information security programs, strategy, policies, standards, architecture, processes and material risks.
Our board of directors and audit and risk committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation and maintenance of an effective program for protecting against and mitigating data privacy and cybersecurity risks. The full board of directors undergoes annual information security and privacy training by our Chief Information Security Officer and our Chief Privacy Officer, which covers board oversight obligations and the privacy and security programs in place at Square. Our audit and risk committee receives updates, at least quarterly, on material data privacy and security risks, including any material incidents, relevant industry developments, threat vectors and material risks identified in periodic penetration tests or vulnerability scans. The committee’s updates also include material legal and legislative developments concerning data privacy and security, Square’s approach to complying with applicable law and material engagement with regulators concerning data privacy and cybersecurity. Members of the board of directors provide guidance to management as appropriate in order to address the effectiveness of our overall data privacy and cybersecurity program and stay apprised of the rapidly evolving cyber threat landscape.
Corporate Responsibility and Sustainability
Our nominating and corporate governance committee oversees Square’s corporate responsibility initiatives. We believe that as a commerce ecosystem that helps our sellers start, run and grow their businesses, Square has a tremendous opportunity to empower businesses and individuals to participate in the economy and create a better, more prosperous world. We are committed to managing the risks and opportunities that arise from environmental, social and governance (“ESG”) issues and focusing on sustainability.
Square takes an integrated approach to managing ESG performance and disclosure:
•	Functional Leadership: Corporate responsibility is managed at a functional level across each of Square’s platforms, with responsibility for oversight rolling up to our senior executives.
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•
Sustainability Committee: This cross-functional working group coordinates Square’s environmental and sustainability efforts — including evaluating how to build products and packaging in an environmentally responsible way, overseeing sustainability in our supply chain and the ways we use our office spaces and getting employees out into the community through neighborhood engagement efforts.

•
Social Responsibility Committee: With representation from senior leaders across functional areas, this committee serves as the central coordinating body for our responsibility strategy, benchmarking and reporting.

•	Board Oversight: Our nominating and corporate governance committee is responsible for conducting a periodic review of environmental and corporate responsibility matters of significance to Square.
•
Corporate Social Responsibility Report: In 2019, we released our first annual Corporate Social Responsibility Report (“CSR Report”), which was prepared to highlight information regarding our ESG programs. The CSR Report provides an overview of Square’s global operations with respect to the four key priority areas discussed below.

Key areas of focus for Square’s ESG strategy include:
•	Social Impact: Square is committed to getting involved with our local communities and mobilizing our employees to give back.
•
Environmental Responsibility: As we build tools for economic empowerment, we’re committed to doing so in a way that is mindful and respectful of our environment. With the choices we make about our products, our office spaces, and our community engagement, we seek to be sustainable and regularly reevaluate where we can do better across all areas.

•
Employees and Culture: Square offers employees a strong package of compensation, benefits, perks, office amenities, and engagement programs in order to attract and retain the best talent in a competitive labor market.

•
Corporate Governance: Our approach to corporate governance is designed to ensure board of directors and management accountability to our stakeholders, foster responsible decision-making and engender public trust. Further, our board of directors have adopted Corporate Governance Guidelines that are grounded in Square’s values and mission.

Director Compensation
Pursuant to our Outside Director Compensation Policy, which was last amended effective January 1, 2019, our non-employee directors will receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”), and cash, as described below. Our 2015 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. The only commitment to make equity award grants to our non-employee directors is under our Outside Director Compensation Policy, as it may be amended from time to time. The maximum limits under our 2015 Plan provide that no non-employee director may be granted, in any fiscal year, equity awards having a grant date fair value (determined in accordance with GAAP) of more than $1 million, provided, that, the limit is $2 million for awards granted in connection with the director’s initial service as a non-employee director. Equity awards granted to an individual while he or she was an employee or a consultant, but not a non-employee director, do not count for purposes of these limits.
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Our compensation committee periodically reviews our Outside Director Compensation Policy, including review of competitive practices provided by Compensia, Inc., an independent compensation consulting firm (“Compensia”). In 2019, based on data provided by Compensia, our average total direct compensation per director (including annual cash retainer and equity awards) approximated the 40th percentile amongst our compensation peer group identified below in the section titled “Executive Compensation—Compensation-Setting Process—Competitive Positioning.”
Equity Compensation.
Initial Award. Subject to any limits in our 2015 Plan, each person who first becomes a non-employee director will receive an initial grant of restricted stock units (“RSUs”) on the date of his or her appointment having a grant date fair value (determined in accordance with generally accepted accounting principles (“GAAP”)) equal to $250,000 multiplied by a fraction (i) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the non-employee director becomes a member of our board of directors and (ii) the denominator of which is 12. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
Annual Award. On the date of each annual meeting of stockholders, and subject to any limits in our 2015 Plan, each of our non-employee directors is granted RSUs having a grant date fair value (determined in accordance with GAAP) equal to $250,000. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) on the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
Our Lead Independent Director will receive an annual grant of RSUs, in addition to the annual grant provided to all non-employee directors, on the date of each annual meeting of stockholders having a grant date fair value (determined in accordance with GAAP) of $70,000, subject to any limits in our 2015 Plan. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
The awards granted to a non-employee director under our Outside Director Compensation Policy will become fully vested upon a “change in control” as defined in our 2015 Plan.
Cash Compensation. Each of our non-employee directors receives an annual cash retainer of $40,000 for serving on our board of directors. In addition, each year, non-employee directors are eligible to receive the following cash fees for service on the committees of our board of directors:
Board Committee	Chairperson Fee	Member Fee
Audit and Risk Committee	$20,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$2,500
Capital Compliance and Governance Committee	$15,000	$5,000
Subject to any limits under our 2015 Plan, each non-employee director may elect to convert any cash compensation that they would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of RSUs under our 2015 Plan. If the non-employee
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director makes this election in accordance with the policy, each such award of RSUs will be granted on the first business day following the date that the corresponding cash compensation otherwise would be paid under the policy, will be fully vested on the grant date and will cover a number of shares equal to (A) the aggregate amount of cash compensation otherwise payable to the non-employee director on that date divided by (B) the closing price per share as of the last day of the fiscal quarter for which the grant relates.
2019 Compensation
The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2019.
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Roelof Botha	—	305,369	305,369
Amy Brooks	—	166,618	166,618
Paul Deighton	60,000	249,934	309,934
Randy Garutti	42,500	249,934	292,434
James McKelvey	—	290,217	290,217
Mary Meeker	—	305,369	305,369
Anna Patterson	12,500	289,692	302,192
Naveen Rao(4)	45,000	249,934	294,934
Ruth Simmons(5)	—	304,054	304,054
Lawrence Summers	62,500	249,934	312,434
David Viniar(6)	—	382,931	382,931
(1)
The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amount does not necessarily correspond to the actual value recognized by the non-employee director. The valuation assumptions used in determining such amounts are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The amounts under the “Stock Awards” column represent the aggregate of initial or annual equity compensation provided under the Outside Director Compensation Policy, and equity grants made in lieu of cash compensation, each as detailed in footnotes 2 and 3, respectively.
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(2)
The amounts included in the “Stock Awards” column representing the annual awards or initial awards, as applicable, granted to our non-employee directors in 2019 are detailed below. Each of these awards vests and settles on the earlier of the first anniversary of the grant date or the date of our Annual Meeting, subject to the director’s continued service through the vesting date.

Name	Grant Date	Number of RSUs Granted and Outstanding as of December 31, 2019	Grant Date Fair Value ($)
Roelof Botha	June 18, 2019	3,480	249,934
Amy Brooks	October 23, 2019	2,855	166,618
Paul Deighton	June 18, 2019	3,480	249,934
Randy Garutti	June 18, 2019	3,480	249,934
James McKelvey	June 18, 2019	3,480	249,934
Mary Meeker	June 18, 2019	3,480	249,934
Anna Patterson	June 18, 2019	3,480	249,934
Naveen Rao	June 18, 2019	3,480	249,934
Ruth Simmons	June 18, 2019	3,480	249,934
Lawrence Summers	June 18, 2019	3,480	249,934
David Viniar	June 18, 2019	4,454	319,886
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(3)
The amounts included in the “Stock Awards” column representing the awards of RSUs granted to our non-employee directors in lieu of cash retainers in 2019 are described below. Each of these awards vested and settled in full on the grant date.

Name	Grant Date	Number of RSUs Granted	Grant Date Fair Value ($)	Total Cash Retainer Forgone ($)
Roelof Botha	January 2, 2019	245	14,014	13,750
	April 1, 2019	183	13,967	13,750
	July 1, 2019	189	13,835	13,750
	October 1, 2019	221	13,620	13,750

James McKelvey	January 2, 2019	178	10,182	10,000
	April 1, 2019	133	10,151	10,000
	July 1, 2019	137	10,028	10,000
	October 1, 2019	161	9,922	10,000

Mary Meeker	January 2, 2019	245	14,014	13,750
	April 1, 2019	183	13,967	13,750
	July 1, 2019	189	13,835	13,750
	October 1, 2019	221	13,620	13,750

Anna Patterson	April 1, 2019	166	12,669	12,500
	July 1, 2019	184	13,469	13,416
	October 1, 2019	221	13,620	13,750

Ruth Simmons	January 2, 2019	222	12,698	12,500
	April 1, 2019	183	13,967	13,750
	July 1, 2019	189	13,835	13,750
	October 1, 2019	221	13,620	13,750

David Viniar	January 2, 2019	278	15,902	15,625
	April 1, 2019	208	15,875	15,625
	July 1, 2019	215	15,738	15,625
	October 1, 2019	252	15,531	15,625
(4)	Mr. Rao resigned as a member of our board of directors in April 2020.
(5)	Dr. Simmons resigned as a member of our board of directors in February 2020. As of December 31, 2019, Dr. Simmons also held a fully vested option to purchase 38,000 shares of our Class B common stock.
(6)	As of December 31, 2019, Mr. Viniar also held a fully vested option to purchase 326,950 shares of our Class B common stock.
Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no additional compensation for their service as directors. During 2019, only Mr. Dorsey was an employee. See the section titled “Executive Compensation” for additional information about his compensation.
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PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our board of directors is currently composed of 10 members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Roelof Botha, Amy Brooks and James McKelvey as nominees for election as Class II directors at the Annual Meeting. If elected, each of Ms. Brooks and Messrs. Botha and McKelvey will serve as Class II directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. Ms. Brooks is standing for election by our stockholders for the first time. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Brooks and Messrs. Botha and McKelvey. We expect that each of Ms. Brooks and Messrs. Botha and McKelvey will agree to serve as a director; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.
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PROPOSAL NO. 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
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PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the fiscal year ended December 31, 2018 was KPMG LLP (“KPMG”). After considering a change in our independent registered accounting firm, our audit and risk committee appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ended December 31, 2019 and ending December 31, 2020. During our fiscal year ended December 31, 2019, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and risk committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Although not required by applicable law or listing rules, our audit and risk committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our audit and risk committee may reconsider the appointment.
Change in Independent Registered Public Accounting Firm
On June 13, 2019, our audit and risk committee dismissed KPMG as our independent registered public accounting firm effective as of that date and approved, effective immediately, the engagement of EY as our independent registered public accounting firm for the fiscal year ended December 31, 2019 and ending December 31, 2020.
KPMG’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2018 and December 31, 2017, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective January 1, 2018.”
During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through June 13, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
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We previously provided KPMG with a copy of the disclosures above and requested that KPMG furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter, dated June 17, 2019, was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on June 17, 2019.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG and EY for our fiscal years ended December 31, 2018 and December 31, 2019, respectively.
	2018	2019
	(In Thousands)

Audit Fees(1)	$ 4,476	$ 3,339
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	638
All Other Fees(4)	$3	$—
Total Fees	$4,479	$3,977
(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2019 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisition and procedures related to other attestation services.

(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance. In the year ended December 31, 2019, $0.4 million of the Tax Fees were associated with EY prior to their engagement as our independent registered public accounting firm.

(4)	All Other Fees consist of license fees for the use of accounting research software.
Auditor Independence
In our fiscal year ended December 31, 2019, there were no other professional services provided by EY, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of EY.
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Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by EY for our fiscal year ended December 31, 2019 were pre-approved by our audit and risk committee.
Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REGARDING EMPLOYEE REPRESENTATION ON THE BOARD OF DIRECTORS
We have been notified that NorthStar Asset Management, Inc. Funded Pension Plan, PO Box 301840, Boston, Massachusetts 02130, which reports that it is the beneficial owner of 206 shares of our Class A common stock, intends to present the proposal below for consideration at the Annual Meeting. The proposal and the supporting statement appear below as received by us. We are not responsible for the accuracy or content of the proposal and supporting statement.
Employee Representation on the Board of Directors
WHEREAS: Our company’s employees are crucial to our ability to offer shareholders continued return on their investment. A 2018 Forbes article emphasized the need for retaining top employees by “focus[ing] on excellence in engagement”;
In August 2019, the Business Roundtable, an association of chief executive officers of America’s leading companies, issued a new Statement on the Purpose of a Corporation which emphasized “a fundamental commitment to all of our stakeholders.” Shareholders believe that part of fulfilling the Roundtable’s commitment to “invest[] in our employees” could come from a direct line of communication between employees and the board;
In 2018, the Accountable Capitalism Act was introduced into the U.S. Congress to combat “America’s fundamental economic problems” such as companies’ failure to reinvest proceeds in their operations, including employees. The Act would require that “boards ... include substantial employee participation ... ensur[ing] that no fewer than 40% of [a board’s] directors are selected by the corporation’s employees”;
Several European countries require employee representation on boards. Academic analysis of one such policy stated that it “offer[s] advantages for technical efficiency, skill development and knowledge generation through its protection of specific human capital investments”;
A recent poll found that a majority of Americans “would support allowing employees at large companies to elect representatives to those companies’ boards of directors ... “;
Competitiveness in our sector is intense. An IMF report states that “technology and science jobs in the United States outnumbered qualified workers by roughly 3 million as of 2016 ... By 2030, there will be a global shortage of more than 85 million tech workers.” With such a shortfall and competition for tech talent, it is crucial that our company work to attract and retain quality talent;
Shareholders believe that our company can advance long-term value creation through a board that includes non-management employee representation.
RESOLVED: Shareholders of Square, Inc. urge the Board of Directors to prepare a report to shareholders describing opportunities for the company to encourage the inclusion of non-management employee representation on the Board.
SUPPORTING STATEMENT: The report should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess:
1.	Any legal, technical, practical, or organizational impediments to non-management employees gaining board nomination;
2.	Benefits and challenges associated with board membership of non-management employees;
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3.
Opportunities or procedures through which non-management employees could gain nomination to the board, such as allocation of board slots or special board nomination processes for non-management employees, and any needed changes to corporate governance documents to accomplish such changes.

For purposes of this proposal, the term “non-management employees” should be understood to be employees that are neither management nor company executives.
Board of Directors’ Recommendation Against and Statement of Opposition to Stockholder Proposal
The board of directors has carefully considered this proposal and has concluded that its adoption is unnecessary in light of our existing procedures for evaluating and nominating director candidates and our commitment to employee engagement, as described below. Accordingly, the board of directors recommends a vote AGAINST this proposal.
Role of Our Nominating and Corporate Governance Committee. As described elsewhere in this proxy statement in the section titled “Board of Directors and Corporate Governance — Nominating and Corporate Governance Committee,” our nominating and corporate governance committee, along with the full board of directors, evaluates and recommends director nominees. In doing so, they assess the specific qualifications of each candidate and assess whether the candidate would contribute to an effective board of directors that operates openly and collaboratively to serve the best interests of the Company and our stockholders.
We carefully designed our present director selection process to identify, evaluate and nominate high quality, qualified and diverse candidates from all available sources, which can include our own employees. We believe an employee director candidate should be evaluated by the same standards and criteria as any other candidate. Granting non-management employees a dedicated position on the board of directors, a different process for board representation or a different set of qualifications, would undercut the role of the nominating and corporate governance committee, and the board of directors, in one of the most important elements of corporate governance: the selection of director candidates.
When evaluating potential director candidates, our nominating and corporate governance committee has a fiduciary duty to act in good faith and in the best interests of the Company and our stockholders. To help guide the selection process and ensure our candidate pipeline is comprised of individuals with a diverse and complementary blend of experiences, expertise, skills and perspectives, our board of directors adopted Corporate Governance Guidelines that set forth qualifications for potential candidates. We believe these existing procedures ensure our nominating and corporate governance committee identifies desirable candidates and achieves the optimal balance of skills, backgrounds and qualifications to best serve the Company and our stockholders.
Stockholder nominations. As set forth in our amended and restated bylaws, a stockholder can recommend a prospective director candidate for the board of director’s consideration — this includes prospective candidates who are employees of the Company. The section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors” appearing elsewhere in this proxy statement describes the procedures regarding how such a nomination can be made. The nominating and corporate governance committee will consider and evaluate nominees proposed by stockholders in the same manner as a nominee recommended by a member of the board of directors, management, search firm or any other source.
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Independence. Having an independent board of directors is a core element of our governance philosophy. Our Corporate Governance Guidelines require that a majority of our directors be independent. Presently, except for our CEO Jack Dorsey and our co-founder Jim McKelvey, all of our directors are independent. As employees are per se considered not independent under the rules of the New York Stock Exchange, mandating that the board of directors add another director employed by the Company would decrease the proportion of directors who qualify as independent and potentially impair the board of directors’ ability to exercise sound, independent judgment on business matters.
Employee Engagement. Engaging employees with the Company and our leadership is a priority for us. We work to ensure that our employees feel included in the direction of the Company and how the business is progressing, and that they are given the opportunity to provide feedback to senior management and the board of directors. We believe that establishing an innovative, inclusive work environment in which our employees feel heard is critical to our continued success.
To do this, we place an emphasis on open and respectful communication, and we have multiple channels for all employees to be heard and exert influence outside of board representation. Some of our employee engagement programs include:
•
Town Square. We hold a monthly global all-hands meeting called “Town Square” that is simultaneously broadcast to all of the Company’s offices and made available for viewing afterwards. This meeting typically includes reports on business developments and provides an opportunity for employees to ask questions of senior management, including our CEO Jack Dorsey, either in writing, via video conferencing or live in person. After meetings of our board of directors, our CEO provides a synopsis of the meeting for the employees at the following Town Square and takes questions from employees about the meeting. Our CFO Amrita Ahuja performs a similar recap after each of the Company’s quarterly earnings. In addition to Town Square, we also host office-wide meetings called “City Square,” which are similar in format but provide a more localized feedback loop for each local office, and also frequently include a portion for questions to senior management.

•
Engagement with Senior Management. In addition to Town Square, our senior management engage in roundtable question-and-answer sessions, serve as executive sponsors for various employee community affinity groups and periodically host “Ask Me Anything” sessions on internal channels to discuss issues.

•
Engagement with the Board. We host question-and-answer sessions with members of our board of directors, which are broadcast to all offices, where employees have the opportunity to pose questions about the Company, the board of directors or any other topic. Typically, a recording of the session is also available internally after the event. Also, when directors travel to offices for board meetings, we will frequently host a gathering where employees are invited to meet the directors in a more informal setting. As stated in the section “Board of Directors and Corporate Governance — Communications with the Board of Directors,” there is also a formal mechanism for our employee stockholders to communicate with the board of directors.

•
Moderator. Employees can ask questions of the Company, anonymously if they wish, at any time through our “Moderator” platform, which provides them a response within two weeks. This provides an opportunity for employees to receive an answer to any relevant topic facing the Company. The tool also provides the ability for employees to vote on questions so leadership can understand the topics that matter most to employees.

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•
Surveys. We poll our entire employee population multiple times a year to collect feedback on management, strategy, culture, compensation and a variety of other areas. For example, our biannual “Pulse Survey” assesses employee satisfaction, our “Inclusion Survey” measures our ability to foster an inclusive workplace, and our “Experience Survey” assesses our employees’ opinions about our existing employee engagement programs and internal resources. We benchmark these survey results against prior years and our industry peers to make responsive, informed policy decisions. Additionally, we share these results and planned next steps with employees, both in small group discussions and in discussion at our all-hands meetings. Key takeaways from these surveys are shared with our board and senior management, and often provide meaningful feedback that has resulted in direct action from the Company — our decision to increase our retirement benefits options last year was in response to one such survey.

•
Feedback Cycles. We have employee feedback cycles twice a year, which allow employees to provide feedback to their supervisors, as well as give and receive feedback from peers. Additionally, these cycles provide the opportunity for employees to provide holistic feedback on the leadership, direction and culture of their respective organizations.

•
People Report. Every quarter, management from our People team provides the board of directors with an update regarding key employee matters, including the results of recent surveys, attrition, retention and more. This update from our People team provides another method for the board of directors to stay apprised of employee trends and issues that impact our workforce.

The Company takes the information communicated through these venues very seriously, including feedback about culture, diversity, business practices, management, strategy, compensation and compliance, and regularly provides responses and updates on issues that employees raise. Our board of directors believes employees are a critical aspect of the long-term success of our business and make a concerted effort to consider our employees’ interests as part of the long-term success of the Company. We believe these mechanisms provide ample opportunity for employees to provide feedback and impact the direction of the Company without mandated board representation.
Vote Required
This stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
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REPORT OF THE AUDIT AND RISK COMMITTEE
The audit and risk committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (“SEC”). The composition of the audit and risk committee, the attributes of its members and the responsibilities of the audit and risk committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit and risk committees. With respect to Square’s financial reporting process, Square’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Square’s consolidated financial statements. Square’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Square’s consolidated financial statements. It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare Square’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and EY;
•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with EY its independence.

Based on the audit and risk committee’s review and discussions with management and EY, the audit and risk committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the members of the audit and risk committee of the board of directors:
David Viniar (Chair)
Roelof Botha
Anna Patterson
Lawrence Summers
This report of the audit and risk committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Jack Dorsey	43	President, Chief Executive Officer and Chairman
Amrita Ahuja	40	Chief Financial Officer
Sivan Whiteley	43	General Counsel and Corporate Secretary
Jacqueline Reses	50	Square Capital Lead
Alyssa Henry	49	Seller Lead
Brian Grassadonia	37	Cash App Lead
Jack Dorsey, see above under “Board of Directors and Corporate Governance” for biographical information for Mr. Dorsey.
Amrita Ahuja has served as our Chief Financial Officer since January 2019. From March 2018 to January 2019, Ms. Ahuja served as the Chief Financial Officer of Blizzard Entertainment, Inc., a division of Activision Blizzard, Inc. Beginning in June 2010, she served in various positions at Activision Blizzard, Inc., including as Senior Vice President of Investor Relations from January 2015 to May 2018, Vice President, Finance and Operations from August 2012 to January 2015 and Vice President, Strategy and Business Development from June 2010 to August 2012. Prior to that, she was a Director of Business Development at Fox Networks Group, served in strategic planning at the Walt Disney Company from 2003 to 2005 and worked in investment banking at Morgan Stanley from 2001 to 2003. She holds an M.B.A. from Harvard Business School and an A.B. from Duke University.
Sivan Whiteley has served as our General Counsel and Corporate Secretary since March 2018. From January 2016 to March 2018, Ms. Whiteley served as our Associate General Counsel, as well as acting Co-General Counsel from September 2016 to December 2016. She joined the Company as Counsel in March 2013 and was Director, Counsel from September 2013 to December 2015. Prior to that, Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC. Ms. Whiteley holds a B.A., magna cum laude, in Political Science from the University of California, San Diego, and a J.D., cum laude, from Harvard Law School.
Jacqueline Reses has served as our Square Capital Lead since October 2015 and Executive Chairwoman of the board of directors for Square Financial Services, Inc. since April 2020. From February 2016 to July 2018, Ms. Reses also served as our People Lead. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer of Yahoo! Inc. In this role, she focused on mergers and acquisitions, partnerships, managing Asian assets and related tax transactions, and human resources. Prior to Yahoo, Ms. Reses led the U.S. media group as a Partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. Ms. Reses previously served on the board of directors of Intelsat SA, Alibaba Group Holding Limited and Social Capital Hedosophia Holdings Corp. She is currently on the boards of directors of a number of privately-held companies, as well as the Economic Advisory Council of the Federal Reserve Bank of San Francisco. Ms. Reses holds a B.S. in Economics with honors from the Wharton School of the University of Pennsylvania.
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Alyssa Henry has served as our Seller Lead since October 2014. From May 2014 to October 2014, Ms. Henry served as our Engineering Lead, Infrastructure. From April 2006 to April 2014, Ms. Henry served in various positions at Amazon.com, Inc., including as Vice President, Amazon Web Services Storage Services, and as General Manager of Amazon S3. Prior to Amazon, Ms. Henry held technical and leadership roles at Microsoft from 1994 to 2006. Ms. Henry currently serves on the boards of directors of Intel Corporation and a privately-held company. Ms. Henry holds a B.S. in Mathematics-Applied Science with a Specialization in Computing from the University of California, Los Angeles.
Brian Grassadonia has served as our Cash App Lead since January 2013. From May 2012 to January 2013. Mr. Grassadonia served as our Director of Product Development, as well as our Director of Growth from February 2011 to May 2012. He joined the Company in September 2010 and served as Product Manager until February 2011. Mr. Grassadonia currently serves on the board of directors of a privately-held company. Mr. Grassadonia holds a Bachelor of Applied Science (BASc) in Management Science from the University of California, San Diego.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis summarizes the material components of our executive compensation program and our executive compensation policies, practices and material compensation decisions for 2019 for our “named executive officers.” Pursuant to the U.S. federal securities laws, those who served as our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers for the fiscal year ended December 31, 2019 are our named executive officers. Our named executive officers for 2019 are:
Jack Dorsey	Chief Executive Officer (our “CEO”)
Amrita Ahuja	Chief Financial Officer
Alyssa Henry	Seller Lead
Jacqueline Reses	Square Capital Lead
Sivan Whiteley	General Counsel and Corporate Secretary
Mohit Daswani(1)(2)	Former Interim Co-Chief Financial Officer and former Finance & Strategy Lead
Timothy Murphy(2)	Former Interim Co-Chief Financial Officer and current Treasury Lead
(1)	Mr. Daswani resigned from his position as Finance and Strategy Lead, effective as of December 20, 2019.
(2)
Messrs. Daswani and Murphy served as interim Co-Chief Financial Officers from November 16, 2018 until Amrita Ahuja was appointed Chief Financial Officer, effective as of January 22, 2019. After Ms. Ahuja’s appointment as Chief Financial Officer, Messrs. Daswani and Murphy resumed their roles as our Finance and Strategy Lead and our Treasury Lead, respectively. Messrs. Daswani and Murphy are collectively referred to herein as our “interim co-CFOs.”

Compensation Philosophy
Square stands for economic empowerment, and everything we do is intended to give our sellers accessible, affordable tools to help them start, run and grow their businesses to fully participate in the economy. Similarly, with Cash App, we have built a parallel ecosystem of financial services to help individuals manage their money. Our sellers and customers inspire us in how they innovate, take risks and take ownership. We want our employees, like our sellers and customers, to act like owners. Our compensation approach reflects this philosophy.
To this end, our compensation programs are designed to attract, retain and grow the best teams while reflecting the core tenets of our culture:
•
Fairness: By designing and delivering compensation programs that are equitable across similarly situated employees, our employees are motivated to work collaboratively to achieve our long-term business objectives and serve our sellers.

•
Simplicity: By providing compensation programs that are simple and do not distract from their day-to-day responsibilities, our employees are able to focus on growing our business and are rewarded when Square is successful.

•
Performance-driven: By creating compensation programs that reward individual performance and achievement of corporate objectives, our employees are incentivized to perform their best work and receive financial awards for their impact on the Company and our business.

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Compensation Design and Objectives
In 2019, we continued to maintain a simplified approach to employee and executive compensation. Compensation for our named executive officers consists largely of base salary and equity awards intended to align incentives to grow our business. Equity incentives are provided through a combination of stock options and restricted stock-based awards (including grants of RSUs and restricted stock awards (“RSAs”)) for our executive officers. We believe that this combination provides an appropriate mix of performance-driven appreciation opportunities through stock options, and alignment of rewards with the long-term interests of our stockholders through restricted stock-based awards. We have not implemented a company-wide performance-based cash incentive plan for our employees, including our named executive officers, in order to conserve cash and maintain a simplified compensation program that focuses on delivering long-term growth rather than short-term results.
The primary objective of our executive compensation program is to drive long-term stockholder value. We seek to achieve this objective by designing our executive compensation programs to:
•
recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using reasonable and competitive pay packages focused on long-term executive retention;

•	motivate our executives to deliver the highest level of individual, team and company performance; and
•
provide heavier weighting (over 90% of aggregate named executive officer compensation during 2019) towards equity-based compensation directly tied to the long-term value and growth of our company and to align the interests of our executives with those of our stockholders.

For 2019, we made the following executive compensation decisions:
•
CEO Compensation: Mr. Dorsey requested that the compensation committee continue to provide him with no cash or equity compensation except for an annual base salary of $2.75. The compensation committee considered Mr. Dorsey’s request in light of his significant ownership position, determined that Mr. Dorsey’s financial incentives are strongly aligned with the interests of long-term stockholders without further compensation and, therefore, approved Mr. Dorsey’s request. Mr. Dorsey continues to participate in several company-wide benefit programs, such as our healthcare and other insurance coverages, on the same basis as our other salaried, full-time employees.

•
Base Salaries: In April 2019, we adjusted the base salary levels of Mses. Henry, Reses and Whiteley, after consideration of a competitive market analysis, and after taking into consideration each executive’s performance and contributions over the prior year and our desire to retain our highly qualified executive team. The base salaries of Messrs. Daswani and Murphy were not adjusted in conjunction with their service as interim co-CFOs. While cash compensation for our executives remains lower compared to our competitive market, these adjustments improve the competitive alignment of executive base salaries.

•
Equity Awards: Annual equity awards were made through a combination of stock options, RSUs and RSAs, to each of our named executive officers (other than our CEO) to provide them with additional incentives to remain with us and to maintain alignment of our total compensation programs with the competitive market.

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•
New Named Executive Officer Hire: After engaging in arm’s-length negotiations with Ms. Ahuja and taking into consideration a competitive market analysis performed by Compensia, we offered Ms. Ahuja a competitive total compensation package comprised of a base salary, signing bonus, relocation assistance and equity compensation in connection with her hire as our Chief Financial Officer.

We conduct a comprehensive review of our compensation philosophy, objectives and design, including a review of our executive compensation program, on an annual cycle. We may implement new compensation plans and arrangements for our named executive officers and/or employees where we deem necessary or appropriate, including to attract or retain high-caliber talent to our organization or provide incentives for them to drive Square’s success.
Impact of 2019 Stockholder Advisory Vote on Executive Compensation
In June 2019, we conducted a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, at our 2019 annual meeting of stockholders. Our stockholders overwhelmingly voted to approve the compensation of the named executive officers, with approximately 99.1% of the votes cast in favor of our executive compensation program.
The compensation committee was mindful of this strong support, and after considering this advisory vote result and evaluating our executive compensation policies and practices throughout 2019, determined that we should maintain the compensation philosophy and objectives from prior years and retain our general approach to executive compensation. As a result, the compensation committee decided to continue to provide compensation with an emphasis on equity compensation that rewards our most senior executives when they deliver value for our stockholders.
Consistent with the recommendation of our board of directors and the approval of our stockholders in connection with the advisory vote on the frequency of future say-on-pay votes conducted at our 2016 annual meeting of stockholders, the board of directors has adopted a policy providing for annual advisory votes on the compensation of our named executive officers. The next say-on-pay vote will occur at the Annual Meeting.
Compensation-Setting Process
Role of Our Compensation Committee
Our compensation committee administers and determines the parameters of the executive compensation program. Our compensation committee currently consists of Ms. Meeker and Messrs. Botha and Deighton, with Ms. Meeker serving as Chair. Mr. Rao served as a member of the committee during 2019 and 2020 until his resignation from our board of directors in April 2020. Each member qualifies as an “independent director” for purposes of the listing standards of the New York Stock Exchange, as did Mr. Rao during the period in which he was a member of the committee. Ms. Meeker and Mr. Deighton each qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The compensation committee has established a sub-committee, currently consisting of Ms. Meeker and Mr. Deighton, which has been granted the nonexclusive authority to grant and administer equity awards, in order to help promote compliance with Section 16 of the Exchange Act. For purposes of the discussion below, references to “compensation committee” shall mean the “subcommittee” for all actions taken with respect to such awards in 2019, except as otherwise noted.
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Under its charter, our compensation committee reviews, approves and determines, or makes recommendations to our board of directors regarding, executive officer compensation. For additional information on our compensation committee, including its authority, see “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation Committee” elsewhere in this proxy statement.
Role of Management
Our CEO, People Lead and members of our People team provide our compensation committee with information on corporate and individual performance, market data and their perspectives and recommendations on compensation matters. No named executive officer participates in deliberations regarding his or her own compensation.
For named executive officers that are hired externally, their initial compensation arrangements are determined through negotiations with each named executive officer. Typically, our CEO provides input on the terms of these arrangements, with the oversight and final approval of our board of directors or our compensation committee. Compensation for individuals promoted into named executive officer positions is recommended by the CEO and the People Lead, and reviewed and approved by the compensation committee.
In reviewing compensation for existing named executive officers, our compensation committee solicits input from our CEO and our People Lead (with our CEO alone providing input on our People Lead’s compensation). Our compensation committee reviews their input on capability, job complexity and overall assessment of individual performance and contributions of each executive. Our compensation committee values our CEO’s perspective and input on each named executive officer’s performance and contributions to our business. The input of our CEO is an important factor that our compensation committee uses in making its executive compensation decisions, along with input from our external compensation advisors on market trends.
Role of Compensation Consultant
Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2019, our compensation committee continued to engage Compensia, an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection as well as providing support and specific analyses with regard to compensation data and formulation of recommendations for executive and non-employee director compensation. Compensia reports directly to our compensation committee and not to management, is independent from us and has provided no other services to us.
Our compensation committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of the New York Stock Exchange, and concluded that there are no conflicts of interest regarding the work that Compensia performs for our compensation committee.
Competitive Positioning
In determining the compensation for our named executive officers, our compensation committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group. This compensation peer group analysis is used to assess whether our executive compensation program and individual compensation levels for our named executive officers are appropriately positioned to attract and retain high performing talent.
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Our compensation peer group is set forth below and was established for 2019 with input from Compensia. The compensation peer group was developed using a rules-based/mechanical approach, similar to the Institutional Shareholder Services (ISS) methodology, and reflects publicly traded companies with similar industry, geography and financial characteristics as us (including revenues of approximately forty percent (0.4x) to two and one half times (2.5x) and a market capitalization of approximately one quarter (0.25x) to four times (4.0x) Square’s respective levels at the time the peer group was selected). The group was further refined to include companies with one-year revenue growth greater than 10% or market capitalization per employee greater than $3 million. Our compensation committee intends to regularly review our compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes.
In reviewing our compensation peer group for appropriateness for 2019, as compared to 2018, we used the same general methodology above in 2018 and 2019. A number of companies that met the above criteria in 2018 did not meet those same criteria in 2019, and vice versa, as a result of Square’s growth in the past year. Companies included in our peer group in 2018 but not in 2019 were Broadridge Financial Solutions, DST Systems, Euronet Worldwide, j2 Global, LogMeIn, SS&C Technologies, Tableau Software, The Ultimate Software Group, Total System Services, Tyler Technologies, Vantiv and Yelp. Similarly, companies that were outside our scoping metrics in 2018, but were within them in 2019, were added to our compensation peer group. Those companies are noted by a * in the list below. Accordingly, the compensation peer group used to inform our 2019 compensation decisions were:
ANSYS	Fortinet	ServiceNow	VeriSign
Autodesk*	GoDaddy	Splunk	Wayfair
CoStar Group	IAC/InteractiveCorp*	Symantec	WEX
Dropbox*	Intuit*	Synopsys	Workday
Electronic Arts*	Match Group	Take-Two Interactive Software	Worldpay*
FleetCor Technologies	Red Hat	Twitter	Zillow Group
Relative to our compensation peer group above, at the time of approval of our peer group in February 2019, Square ranked at the 65th percentile on a trailing four quarters revenue basis and at the 96th percentile on a market capitalization basis.
In addition to the companies listed above, the compensation committee reviewed the executive compensation programs and practices of Alphabet, Amazon, Apple, Facebook, Intel, IBM, Microsoft, and salesforce.com for reference purposes only. We compete for talent with these reference companies, and the compensation committee believed it was important to understand their compensation practices in order to remain competitive.
Our compensation committee supplemented the compensation data from our compensation peer group with analysis of data from the Radford Compensation Survey. For this additional analysis, our compensation committee reviewed aggregate data from the Radford survey participants that were also members of our compensation peer group.
Though its analysis of competitive market data informs its decisions, our compensation committee also applies its subjective judgment in determining the pay levels of individual named executive officers. Additional factors our compensation committee considers when making its
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compensation decisions include input from our CEO and our People Lead, company performance, individual performance and experience, individual skills and expertise, each named executive officer’s role and/or retention and incentive objectives.
Elements of Executive Compensation
Consistent with our compensation philosophy, our executive compensation program consists of only two primary elements: base salary and long-term incentive compensation in the form of equity awards. During 2019, we provided no cash-based incentive compensation opportunities to our named executive officers (other than the bonuses to Ms. Ahuja described below), instead focusing on linking compensation to stockholder value by using equity awards as the primary means of incentive compensation. We do not use specific formulas or weightings in determining the allocation between base salary and long-term incentive compensation; instead, each named executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation to provide incentives to achieve our objectives.
Except with respect to our interim co-CFOs, we also provide severance and change of control benefits for our named executive officers as part of our executive compensation program. To remain consistent with our compensation goals of fairness and simplicity, each named executive officer (other than our CEO and our interim co-CFOs) is entitled to severance and change of control benefits based on the same formulas.
Our named executive officers also participate in several company-wide health and welfare benefit plans that are generally available to our other employees.
Base Salary
Base salary for our named executive officers is the fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each named executive officer. We apply no specific formula to determine adjustments to base salary. Adjustments to base salary have been made to reflect our economic condition and future expected performance. We continue to provide base salaries that are conservative relative to competitive market pay levels.
In April 2019, our compensation committee reviewed the base salaries of Mses. Henry, Reses and Whiteley, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our CEO and our People Lead, the desire to retain our highly qualified executive team and the other factors described above. Following this review, our compensation committee approved an increase in the annual base salary levels for Mses. Henry, Reses and Whiteley to $450,000, in each case effective as of April 1, 2019, in order to improve competitive alignment with our peers. In addition, our compensation committee determined that it was appropriate to leave our CEO’s 2019 base salary level at $2.75 per year, at the request of our CEO and with compensation committee approval.
Ms. Ahuja’s salary was set at $450,000 upon her hire in January 2019. Ms. Ahuja’s base salary was determined based on arm’s-length negotiations and evaluated relative to an analysis of competitive compensation practices performed by Compensia and in light of internal pay equity considerations in keeping with our general executive compensation philosophy.
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The annualized base salaries of our named executive officers as of December 31, 2019 compared to December 31, 2018 were:
Named Executive Officer	Annual Base Salary as of December 31, 2018	Annual Base Salary as of December 31, 2019	Percentage Increase
Mr. Dorsey	$2.75	$2.75	0%
Ms. Ahuja	N/A	$450,000	N/A
Ms. Henry	$400,000	$450,000	12.5%
Ms. Reses	$400,000	$450,000	12.5%
Ms. Whiteley	$400,000	$450,000	12.5%
Mr. Daswani(1)(2)	$300,000	$315,000	5%
Mr. Murphy(1)	$ 295,000	$ 309,800	5%
(1)
The base salaries of Messrs. Daswani and Murphy were not adjusted in conjunction with their service as interim co-CFOs. Salary adjustments for Messrs. Daswani and Murphy made in April 2019, after their service as co-CFOs ended, were made as part of the company-wide compensation review program. Their salary adjustments were recommended by their direct manager and approved by the People Lead. Messrs. Daswani and Murphy’s annualized base salaries at the time of their appointment as interim co-CFOs were $300,000 and $295,000, respectively.

(2)	Mr. Daswani resigned from his position as Finance and Strategy Lead effective as of December 20, 2019, at which time his annual base salary was $315,000.
Signing Bonuses
In connection with Ms. Ahuja’s hiring as our Chief Financial Officer in January 2019, we provided Ms. Ahuja with a $315,000 cash signing bonus that was paid shortly following the commencement of her employment with us and an additional $150,000 cash signing bonus paid on the one-year anniversary of her hire date. These signing bonuses were an important part of the total compensation package we offered to her, which was essential to her successful recruitment. The amounts of Ms. Ahuja’s cash signing bonuses were determined based on arm’s-length negotiations and evaluated relative to an analysis of competitive compensation practices performed by Compensia.
Equity Compensation
We believe that sustainable long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by all of our employees. We seek to incentivize this behavior for our employees, including our named executive officers, through the use of equity-based awards, the value of which depends on the performance of our stock.
Equity awards are central to our executive compensation program that is designed to promote fairness, maintain simplicity and provide rewards based on demonstrable performance. Equity ownership aligns the interests of our named executive officers with the interests of our stockholders by enabling them to participate in the long-term appreciation of the value of our common stock. Additionally, equity awards provide an important tool for us to retain our named executive officers, as awards are subject to vesting over a multi-year period subject to continued service with the company. Typically, these awards vest over four years, contingent on continued service, and the awards to our named executive officers in 2019 followed this practice.
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Our executive compensation program provides equity incentives through a mix of stock options and restricted stock-based awards (awarded through either RSUs or RSAs). Stock options provide executives with an opportunity to participate in stock price appreciation, creating incentives to continue to drive growth. Awards of RSUs and RSAs create alignment with our long-term stockholders by providing both upside and downside tied to company performance. A mix of award types is also consistent with competitive practice among our peers. In determining the mix of stock options and restricted stock-based awards for 2019, our compensation committee, with input from our CEO, People Lead and Compensia, considered competitive market practices and the retention and performance incentives of outstanding equity holdings and determined that a mix of approximately 50% stock options and 50% restricted stock-based awards, based on the target grant value of the awards, provided appropriate incentives for the named executive officers in 2019. Messrs. Daswani and Murphy were not serving as interim co-CFOs at the time the equity compensation for our other named executive officers was reviewed. As such, they were treated consistent with other employees during their annual compensation review and their equity compensation was comprised of 100% RSUs.
We do not have an established set of criteria for granting equity awards. Instead, our compensation committee has exercised its judgment and discretion, in consultation with our CEO and our People Lead, and considered, among other factors, the role and responsibility of each named executive officer, competitive factors, the amount of equity compensation already held by our named executive officer (and the extent to which it was vested) and the cash compensation to be received by our named executive officer, to determine and approve the size and terms of new equity awards. Messrs. Daswani and Murphy were not serving as interim co-CFOs and did not report to the CEO at the time of their 2019 equity awards, and therefore the size and terms of their new equity awards were determined as part of the company-wide compensation review program where new equity awards are recommended by direct managers, reviewed by the People Lead and approved by our compensation committee.
In 2019, we granted new equity awards to our named executive officers described in the table below. In determining the size and terms of these equity awards for Mses. Henry, Reses and Whiteley, our compensation committee, with input from our CEO, our People Lead and Compensia, considered the past and expected future key contributions of each of these named executive officers, the extent to which their existing equity awards were vested and the competitive market data for similarly situated executives. Our compensation committee believed it was appropriate to grant each of them new equity awards to help achieve our retention goals and further align their compensation with the competitive market.
The size of Ms. Ahuja’s new hire equity award was determined based on arm’s-length negotiations and evaluated relative to an analysis of competitive compensation practices performed by Compensia.
Named Executive Officer	Number of Securities Underlying Options (#)	RSUs or RSAs(#)	Grant Date Fair Value ($)
Ms. Ahuja	97,701 (3)	121,721 (5)	12,000,077
Ms. Henry	99,224 (4)	39,690 (6)	5,889,956
Ms. Reses	82,687 (4)	33,075 (6)	4,908,306
Ms. Whiteley	66,149 (4)	26,460 (6)	3,926,627
Mr. Daswani(1)(2)	—	9,592 (7)	694,940
Mr. Murphy(2)	—	10,254 (7)	742,902
(1)	Mr. Daswani resigned from his position as Finance and Strategy Lead, effective as of December 20, 2019.
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(2)
Messrs. Daswani and Murphy did not receive any additional equity awards in conjunction with their service as interim co-CFOs. Messrs. Daswani and Murphy were granted equity awards in April 2019, after their service as interim co-CFOs ended, as part of the company-wide compensation review program. Their grants were recommended by their direct manager, reviewed by the People Lead and approved by our compensation committee.

(3)
One-fourth of the shares subject to the option vest on the first anniversary of the option’s vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Ms. Ahuja’s change of control and severance agreement.

(4)
One forty-eighth of the shares subject to the option vest monthly from the date of the vesting commencement date, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Mses. Henry’s, Reses’s and Whiteley’s change of control and severance agreements.

(5)
With respect to the Restricted Stock Awards (RSAs), one-fourth of the total RSAs vests on February 1, 2020, and one-sixteenth of the total RSAs vest in equal quarterly installments over three years, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Ms. Ahuja’s change of control and severance agreement.

(6)
With respect to the Restricted Stock Award (RSAs), one-sixteenth of the total RSAs vest in equal quarterly installments over four years from July 1, 2019, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Mses. Henry’s, Reses’s and Whiteley’s change of control and severance agreements.

(7)
With respect to the Restricted Stock Units (RSUs), one-sixteenth of the total RSUs vest in equal quarterly installments over four years from July 1, 2019, subject to continued service with the Company.

Mr. Dorsey did not receive any equity awards in 2019 at his request, and because our compensation committee believed that his existing equity ownership position sufficiently aligned his interests with those of our stockholders.
No Special Retirement, Health or Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 75% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit sharing contributions. Effective as of January 1, 2019, we made a matching contribution equal to 50% of participants’ contributions to the 401(k) Plan, up to a maximum amount of matching contribution of $4,000 per participant. Effective as of January 1, 2020, Square will make a matching contribution equal to 100% of participants’ pre-tax and Roth contributions up to $2,000 and after that, 50% of participants’ pre-tax and Roth contributions up to a maximum matching contribution of $5,000 per participant. We have not made any profit sharing contributions to date.
Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, accidental death and dismemberment insurance and a monthly wellness allowance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
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Limited Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our named executive officers more efficient and effective and for recruitment and retention purposes.
During 2019, we subsidized the cost of commuting expenses for Mses. Ahuja, Reses and Whiteley, including by providing tax gross-up payments on the subsidies, to help facilitate their access to our company headquarters, which we believe helps contribute to employee morale and the overall success of our organization. Our named executive officers also receive reimbursement for certain on-site meals, which is a program generally available to our employees working at our corporate headquarters. In addition, as part of the arm’s-length negotiation with Ms. Ahuja to attract her to Square, she was provided with access to our relocation services provider for her reasonable relocation needs, the costs of which were covered by Square, including by providing tax gross-up payments with respect to the relocation services provided to her.
Employment Agreements with Named Executive Officers
Jack Dorsey
We have entered into a confirmatory employment letter with Jack Dorsey, our CEO. The confirmatory employment letter has no specific term and provides for at-will employment. Mr. Dorsey’s annual base salary as of December 31, 2019 was $2.75.
Amrita Ahuja
We have entered into an employment offer letter with Amrita Ahuja, our Chief Financial Officer. The employment letter has no specific term and provides for at-will employment. Ms. Ahuja’s annual base salary as of December 31, 2019 was $450,000.
Alyssa Henry
We have entered into a confirmatory employment letter with Alyssa Henry, our Seller Lead. The confirmatory employment letter has no specific term and provides for at-will employment. Ms. Henry’s annual base salary as of December 31, 2019 was $450,000.
Jacqueline Reses
We have entered into an employment offer letter with Jacqueline D. Reses, our Square Capital Lead. The employment offer letter has no specific term and provides for at-will employment. Ms. Reses’ annual base salary as of December 31, 2019 was $450,000.
Sivan Whiteley
We have entered into an employment offer letter with Sivan Whiteley, our General Counsel and Corporate Secretary. The employment offer letter has no specific term and provides for at-will employment. Ms. Whiteley’s annual base salary as of December 31, 2019 was $450,000.
Mohit Daswani
We had an employment offer letter with Mohit Daswani, our former Interim Co-Chief Financial Officer and former Finance and Strategy Lead. The employment offer letter had no specific term and provided for at-will employment. Mr. Daswani resigned from his position as Finance and Strategy Lead, effective as of December 20, 2019, at which time his annual base salary was $315,000.
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Timothy Murphy
We have entered into an employment offer letter with Timothy Murphy, our former Interim Co-Chief Financial Officer and current Treasury Lead. The employment offer letter has no specific term and provides for at-will employment. Mr. Murphy’s annual base salary as of December 31, 2019 was $309,800.
Post-Employment Compensation
Except with respect to our interim co-CFOs, we have entered into change of control and severance agreements with our named executive officers that provide for certain specified payments and benefits if a termination of employment occurs under specified circumstances, including following a change of control of our company. We believe that these protections are necessary to provide our valuable executives with incentives to forego other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change of control. In addition, these protections are available only if a named executive officer executes and does not revoke a general release of claims in favor of us. The terms of these agreements were determined by our compensation committee, with input from our management team, following a review of analysis prepared by Compensia of relevant market data for other companies with whom we compete for executive talent. These agreements are reviewed annually by our compensation committee and were most recently amended and restated for executives other than our CEO in January 2020. The Compensation Committee approved the amended and restated change of control and severance agreements after reviewing the Company’s existing change of control and severance agreements and consulting with its independent compensation consultant regarding competitive market practices. In addition, these agreements were amended and restated to, among other things, provide us with the ability to require, as a condition to severance benefits, the executive to provide a transition period if the applicable termination occurs before a change of control.
In July 2019, the Compensation Committee approved a death/disability equity award acceleration policy that applies to all holders of Company equity awards other than (1) employees who are parties to a change of control and severance agreement with us, (2) members of the Board of Directors, and (3) consultants or independent contractors to us or our subsidiaries (the “Death/Disability Acceleration Policy”), in order to provide assurances for their families in the case of the unfortunate event of the employee’s death or disability. In 2019, the only named executive officers to whom this policy applied were our interim co-CFOs, as each other named executive officer is a party of a change of control and severance agreement.
For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our named executive officers under these arrangements, see “—Potential Payments on Termination or Change of Control” below.
Other Compensation Information
Hedging and Pledging Prohibitions
We have an Insider Trading Policy, which, among other things, prohibits our employees, including officers, or directors from making short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, pledging any of our securities as collateral for a loan and holding any of our
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securities in a margin account, whether such securities are granted as compensation or are held, directly or indirectly, by the employee or director. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other executive officers to $1 million per executive officer per year, subject to certain exceptions. The regulations promulgated under Section 162(m) of the Code contain a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by reason of becoming publicly held. Pursuant to this rule, certain compensation granted during a transition period (and, with respect to RSUs, that are paid out before the end of the transition period) is not counted toward the deduction limitations of Section 162(m) of the Code if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. While certain of our equity awards may be eligible to be excluded from our deductibility limitation of Section 162(m) of the Code pursuant to this transition rule, neither our compensation committee nor its authorized committee has adopted a policy that all equity or other compensation must be deductible.
Our transition period expired at our annual meeting of stockholders held on June 18, 2019. Accordingly, when approving the amount and form of compensation for our executive officers after the expiration of this transition period, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our compensation committee or its authorized subcommittee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability he or she might owe because of the application of Sections 280G, 4999 or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.
Accounting for Stock-Based Compensation
Our compensation committee considers accounting effects in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive
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officers may realize no value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers to ensure ongoing alignment of the interests of our executive officers with the long-term interests of our stockholders. For information concerning these guidelines, see the section titled “Board of Directors and Corporate Governance—Stock Ownership Guidelines.”
Compensation “Clawback” Policy
The board of directors has adopted a policy that gives the board of directors (or any duly authorized committee of the board of directors) discretion to require that any of our executive officers, including our interim co-CFOs while they served in that capacity and our other named executive officers, repay incentive-based compensation to our company if a majority of the independent members of the board of directors (or the committee to which it has delegated authority) determines that the executive officer’s gross negligence, intentional misconduct or fraud caused or partially caused us to materially restate all or a portion of our financial statements on which such compensation was calculated. Such determination must be made within three years of the date of filing of the applicable financial statements. The compensation committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers. The SEC is expected to adopt regulations requiring national listing exchanges to enact listing standards governing policies providing for the recovery of incentive-based compensation, and the clawback policy will be timely revised and updated to comply with such listing standards.
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Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Square’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Compensation Committee
Mary Meeker (Chair)
Roelof Botha
Paul Deighton
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Compensation Risk Assessment
Our management team and our compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation programs, policies and practices for all employees, including our named executive officers. We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our named executive officers) participate to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In this review, we considered numerous factors and design elements that enable us to monitor, manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including:
•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical performance measures with payments made quarterly in arrears;
•
our practice of awarding long-term incentive compensation in equity awards upon hire to our named executive officers to directly tie his or her expectation of compensation to his or her contributions to the long-term value of our company; and

•	our Insider Trading Policy.
Based on our review, we have concluded that any potential risks arising from our employee compensation programs, policies and practices, including our executive compensation program, are not reasonably likely to have a material adverse effect on Square.
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Summary Compensation Table for 2019
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Mr. Dorsey	2019	2.75	—	—	—	—	2.75
Chief Executive Officer	2018	2.75	—	—	—	—	2.75
	2017	2.75	—	—	—	—	2.75
Ms. Ahuja	2019	425,000	315,000(3)	9,000,051	3,000,026	341,449	13,081,526
Chief Financial Officer
Ms. Henry	2019	437,500	—	2,857,283	3,032,672	5,188	6,332,644
Seller Lead	2018	387,500	—	1,707,615	1,771,683	3,682	3,870,481
	2017	325,000	—	4,563,693	1,227,352	2,170	6,118,215
Ms. Reses	2019	433,333	—	2,381,069	2,527,237	71,502	5,413,142
Square Capital Lead	2018	387,500	—	1,707,615	1,771,683	106,169	3,972,968
	2017	325,000	—	3,042,456	818,234	89,588	4,275,278
Ms. Whiteley	2019	437,500	—	1,904,855	2,021,771	96,017	4,460,143
General Counsel and Corporate Secretary	2018	381,250	—	1,564,439	775,114	75,792	2,796,591
Mr. Daswani	2019	303,594	—	694,940	—	6,734	1,005,268
Former Interim Co-Chief Financial Officer and Former Finance and Strategy Lead	2018	295,000	—	187,861	—	4,080	486,940
Mr. Murphy	2019	306,100	—	742,902	—	4,880	1,053,882
Former Interim Co-Chief Financial Officer and Current Treasury Lead	2018	288,750	—	222,050	—	3,660	514,460
(1)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of RSUs, RSAs and option awards calculated in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining the grant date fair value of the RSUs, RSAs and option awards reported in this column are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)
Amounts disclosed in this column include the aggregate incremental costs of perquisites and other personal benefits, including, among other things, (i) relocation costs for Ms. Ahuja of $105,166 in 2019 in connection with Ms. Ahuja moving near our principal executive offices in San Francisco, which includes a tax gross-up amount of $47,582 and $182,631 for home sale assistance, (ii) transportation costs for Ms. Reses of $37,213 in 2019 in connection with Ms. Reses commuting to our principal executive offices in San Francisco, which includes a tax gross-up amount of $29,109, (iii) transportation costs for Ms. Whiteley of $53,819 in 2019 in connection with Ms. Whiteley commuting to our principal executive offices in San Francisco, which includes a tax gross-up amount of $36,612 and (iv) expense reimbursements for meals, wellness allowance and 401(k) plan matching contributions.

(3)	The amount disclosed represents a discretionary one-time bonus paid in connection with Ms. Ahuja joining us in January 2019.
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Grants of Plan-Based Awards in 2019
The following table sets forth information regarding grants of awards made to our named executive officers during 2019. We did not grant any plan-based cash awards during 2019.
Name	Grant Date	Number of Securities Underlying Restricted Stock Awards and Restricted Stock Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Mr. Dorsey	—	—	—	—	—
Ms. Ahuja	1/24/2019	121,721	97,701	73.94	12,000,077
Ms. Henry	4/24/2019	39,690	99,224	71.99	5,889,956
Ms. Reses	4/24/2019	33,075	82,687	71.99	4,908,306
Ms. Whiteley	4/24/2019	26,460	66,149	71.99	3,926,627
Mr. Daswani	4/23/2019	9,592	—	—	694,940
Mr. Murphy	4/23/2019	10,254	—	—	742,902
(1)
The amounts included in this column represent the aggregate grant date fair value of RSUs, RSAs and option awards calculated in accordance with ASC 718. The valuation assumptions used in determining the grant date fair value of the RSUs, RSAs and options reported in this column are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SQUARE 2020 Proxy Statement	46

Outstanding Equity Awards at 2019 Year-End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2019. See “—Potential Payments on Termination or Change of Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.
	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Mr. Dorsey	—	—	—	—	—	—	—

Ms. Ahuja	1/24/2019 (4)	—	97,701	73.94	1/23/2029	—	—
	1/24/2019 (5)	—	—	—	—	121,721	$7,614,866

Ms. Henry	5/14/2014 (6)	1,640,000	—	7.254	5/14/2024	—	—
	4/25/2016 (7)	—	—	—	—	28,610	$1,789,842
	4/19/2017 (8)	137,122	68,561	17.20	4/18/2027	—	—
	4/19/2017 (9)	—	—	—	—	99,500	$6,224,720
	4/25/2018 (10)	32,707	76,319	44.75	4/24/2028	—	—
	4/25/2018(11)	—	—	—	—	28,620	$1,790,467
	4/24/2019 (8)	16,537	82,687	71.99	4/23/2029	—	—
	4/24/2019 (12)	—	—	—	—	34,729	$2,172,646

Ms. Reses	11/18/2015 (6)	1,445,000	—	9.00	11/17/2025	—	—
	4/25/2016 (8)	916,666	83,334	13.59	4/24/2026	—	—
	4/25/2016 (7)	—	—	—	—	13,205	$826,105
	4/25/2016 (7)	—	—	—	—	9,000	$563,040
	4/19/2017 (8)	91,414	45,708	17.20	4/18/2027	—	—
	4/19/2017 (9)	—	—	—	—	66,333	$4,149,792
	4/25/2018 (10)	32,707	76,319	44.75	4/24/2028	—	—
	4/25/2018(11)	—	—	—	—	28,620	$1,790,467
	4/24/2019 (8)	13,781	68,906	71.99	4/23/2029	—	—
	4/24/2019 (12)	—	—	—	—	28,941	$1,810,549

Ms. Whiteley	2/27/2014 (6)	4,167	—	7.254	2/27/2024	—	—
	6/17/2015 (6)	13,125	—	13.94	6/16/2025	—	—
	4/25/2016 (13)	—	—	—	—	1,409	$88,147
	1/30/2017 (14)	—	—	—	—	12,500	$782,000
	4/19/2017 (9)	—	—	—	—	24,875	$1,556,180
	4/25/2018 (10)	14,309	33,390	44.75	4/24/2028	—	—
	4/25/2018 (11)	—	—	—	—	12,522	$783,376
	7/24/2018 (15)	—	—	—	—	8,838	$552,905
	4/24/2019 (8)	11,024	55,125	71.99	4/23/2029	—	—
	4/24/2019 (12)	—	—	—	—	23,153	$1,448,452

Mr. Daswani (16)	—	—	—	—	—	—	—

Mr. Murphy	6/17/2015 (6)	110,000	—	13.94	6/16/2025	—	—
	4/25/2016 (13)	—	—	—	—	1,409	$88,147
	7/26/2016 (17)	—	—	—	—	2,265	$141,698
	4/19/2017 (9)	—	—	—	—	15,478	$968,304
	4/25/2018 (18)	—	—	—	—	955	$59,745
	4/25/2018 (19)	—	—	—	—	2,577	$161,217
	4/23/2019 (20)	—	—	—	—	8,973	$561,351
SQUARE 2020 Proxy Statement	47

(1)	Each of the outstanding equity awards was granted pursuant to our 2009 Stock Plan (the “2009 Plan”) or 2015 Plan.
(2)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)
This column represents the fair market value of the shares of our Class A common stock underlying the RSUs and RSAs as of December 31, 2019, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $62.56 per share.

(4)
One-fourth of the shares subject to the option vest on the first anniversary of the option’s vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with the Company.

(5)
Each share represents one share of our Class A common stock issued under an RSA at the time of grant. RSA shares are subject to forfeiture until shares vest. One-fourth of the total shares subject to the RSAs vested on February 1, 2020, and one-sixteenth of the remaining RSAs vest every three months thereafter, subject to continued service with the Company.

(6)
One-fourth of the shares subject to the option vest on the first anniversary of the option’s vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with the Company.

(7)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on July 25, 2016, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(8)	One forty-eighth of the shares subject to the option vest monthly from the date of the vesting commencement date, subject to continued service with the Company.
(9)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on July 1, 2017, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(10)
One-twelfth of 10% of the options vest monthly beginning on May 1, 2018 for 12 months, and the remaining one-thirty-sixth of 90% of the shares vest monthly thereafter, subject to continued service with the Company.

(11)
Each share represents one share of our Class A common stock issued under an RSA at the time of grant. RSA shares are subject to forfeiture until shares vest. One-fourth of 10% of the RSAs vested on July 1, 2018 and every three months thereafter until April 1, 2019, and one-twelfth of the remaining 90% of the shares vest in equal increments every three months thereafter beginning July 1, 2019, subject to continued service with the Company.

(12)
Each share represents one share of our Class A common stock issued under an RSA at the time of grant. RSA shares are subject to forfeiture until shares vest. One-sixteenth of the RSAs vested on July 1, 2019, and one-sixteenth of the remaining RSAs vest every three months thereafter, subject to continued service with the Company.

(13)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on August 1, 2016, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(14)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on April 1, 2017, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(15)
Each share represents one share of our Class A common stock issued under an RSA at the time of grant. RSA shares are subject to forfeiture until shares vest. One-sixteenth of the RSAs vested on January 1, 2019, and one-sixteenth of the remaining RSAs vest every three months thereafter, subject to continued service with the Company.

(16)	Mr. Daswani resigned from the Company effective as of December 20, 2019. Mr. Daswani’s unvested RSUs were cancelled on his termination date.
SQUARE 2020 Proxy Statement	48

(17)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on September 1, 2016, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(18)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on July 1, 2018, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

(19)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-fourth of 10% of the RSUs vested on July 1, 2018 and every three months thereafter until April 1, 2019, and one-twelfth of the remaining 90% of the shares vest in equal increments every three months thereafter beginning July 1, 2019, subject to continued service with the Company.

(20)
Each share is represented by a RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the RSUs vested on July 1, 2019, and one-sixteenth of the remaining RSUs vest every three months thereafter, subject to continued service with the Company.

Option Exercises and Stock Vested in 2019
The following table sets forth the number of shares of common stock acquired during 2019 by our named executive officers upon the exercise of stock options or upon the vesting of RSUs or RSAs, as well as the value realized upon such equity award transactions.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs and RSAs (#)(2)	Value Realized on Vesting of RSUs and RSAs ($)(3)
Mr. Dorsey	—	—	—	—
Ms. Ahuja	—	—	—	—
Ms. Henry	160,000	11,267,884	136,143	9,477,089
Ms. Reses	55,000	3,470,104	200,396	14,204,122
Ms. Whiteley	—	—	47,750	3,222,660
Mr. Daswani	—	—	32,105	2,196,686
Mr. Murphy	—	—	20,015	1,356,338
(1)
Calculated by multiplying (i) the fair market value of Class A common stock on the exercise date, which was determined using the closing price on the New York Stock Exchange of a share of Class A common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day less the option exercise price paid for such shares of common stock, by (ii) the number of shares of common stock acquired upon exercise.

(2)
Reflects the aggregate number of shares of Class A common stock underlying RSUs and RSAs that vested in 2019. Of the amount shown for Messrs. Daswani and Murphy and Mses. Henry, Reses and Whiteley, 13,957, 7,942, 64,978, 97,701, and 21,543 shares, respectively, of Class A common stock were withheld to cover tax withholding obligations upon vesting.

(3)
Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on the New York Stock Exchange of a share of common stock on the date of vest, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Messrs. Daswani and Murphy and Mses. Henry, Reses and Whiteley, $943,338, $532,564, $4,556,665, $6,949,710, and $1,456,374, respectively, represents the value of shares withheld to cover tax withholding obligations upon vesting.

SQUARE 2020 Proxy Statement	49

Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.
Potential Payments on Termination or Change of Control
Except with respect to our interim co-CFOs, each of our named executive officers was subject to a change of control and severance agreement during their employment with us in 2019. On January 27, 2020, we amended and restated each of these change of control and severance agreements, with the exception of our CEO’s agreement, which remains as in effect under the change of control and severance agreement we entered into with him in 2015. The Compensation Committee approved the amended and restated change of control and severance agreements (the “new COC agreements”) after reviewing the Company’s existing change of control and severance agreements (the “old COC agreements” and consulting with its independent compensation consultant regarding competitive market practices. The new COC agreements supersede and replace any and all prior change of control and severance agreements between the Company and the applicable named executive officers relating to change of control and severance payments and benefits, including each such named executive officer’s original change of control and severance agreement with the Company. The terms of the new COC agreements are described below, and key differences that apply to our CEO under his unchanged agreement are highlighted.
Under the new COC agreements, if, before a change of control, the Company decides to terminate a named executive officer’s employment with the Company without cause (excluding by reason of death or disability), the Company may make a written request that the named executive officer continue to remain employed with the Company or its subsidiaries for a specified transition period not to exceed 180 days from the date of the request (the “Transition Period”). During the Transition Period, the named executive officer will be expected to perform such transition and other duties as reasonably requested by the Company (or its subsidiaries) in its discretion. During the Transition Period, the named executive officer will continue to be paid his or her base salary, vest in his or her equity awards in accordance with their terms, and be eligible to participate in our bonus or commission plans (if any) and employee benefit plans, each in accordance with their terms. The CEO’s change of control and severance agreement does not, and the other named executive officers’ old COC agreements did not, contain these Transition Period-related terms.
Under Ms. Ahuja’s new COC agreement, if she remains employed by us or any of our subsidiaries through a “change in control” (as defined in our 2015 Plan), the vesting of any of her options that were outstanding when the original change of control and severance agreement was entered into will be accelerated upon the change in control as if she had been employed for an additional 12 months following such triggering event. If a change in control had occurred on December 31, 2019, Ms. Ahuja would not have realized any immediate value upon such acceleration, as the exercise price per share of the applicable option is $72.94, which was higher than the closing price of our Class A common stock on December 31, 2019, which was $62.56. While all of our old COC agreements contained a similar provision providing for an additional 12 months of vesting upon a “trigger event” (as defined in our 2009 Plan), if such triggering event took place on December 31, 2019, options held by other named executive officers that would qualify for acceleration were fully vested as of such date, and so their new COC agreements do not include this provision.
SQUARE 2020 Proxy Statement	50

If our named executive officer’s employment is terminated by us without “cause” or due to his or her death or “disability” (as such terms are defined in his or her change of control and severance agreement), in either case, outside the Change of Control Period (as defined below), and (ii) under the new COC agreements (but not under the CEO’s agreement), the named executive officer has completed any Transition Period requested by the company (excluding the named executive officers’ early cessation of any such Transition Period due to his or her death or disability, or the termination of the Transition Period by us other than for cause before its scheduled expiration) he or she will be eligible to receive these payments and benefits if he or she timely signs and does not revoke a release of claims:
•
a lump-sum payment equal to base salary (as of immediately before his or her termination) for a number of days equal to (i) 180 minus (ii) the number of days in the entire Transition Period (or, if, during the Transition Period, the named executive officer’s employment is terminated by us without cause or due to his or her death or disability, the number of days in (ii) will be the actual days worked during the Transition Period) (the “Severance Period”). Under the CEO’s change of control and severance agreement, the CEO will instead be entitled to a lump-sum payment equal to 75% of his annual base salary. Similarly, before the replacement of the other named executive officer’s old COC agreements in January 2020, such agreements provided for a payment of a lump sum payment (continuing payments with respect to Ms. Reses) equal to 75% of the named executive officer’s annual base salary;

•
a lump-sum payment equal to a pro rata portion (based on the number of full months the executive has worked during the performance period (measured, under the new COC agreements, as of the notice date we make a request for a Transition Period, if any) of the annual bonus that our named executive officer would have earned for the year of his or her termination if he or she had remained employed until eligible to receive the bonus;

•
a taxable lump-sum payment equal to the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents through the end of the Severance Period regardless of whether our named executive officer elects COBRA coverage. Under the CEO’s change of control and severance agreement (and under the old COC agreements before their amendment and restatement), this taxable lump sum is equal to 9 months of such monthly COBRA premiums;

•
if the termination is due to reasons other than cause (excluding by reason of death or disability), each of the named executive officer’s then-outstanding time-based equity awards will immediately vest and become exercisable as to the number of shares subject to the time-based equity award that were otherwise scheduled to vest and become exercisable had the named executive officer remained employed with the company through the end of the Severance Period and no change of control occurred during the Severance Period. This provision was added under the new COC agreements, and does not apply to the CEO’s change of control and severance agreement; and

•
if a termination (including, under the new COC agreements an early termination of any company-requested Transition Period) occurs due to death or disability only, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

SQUARE 2020 Proxy Statement	51

If, (i) within the three-month period before a change of control until the end of the 12-month period following such change of control (such period, the “Change of Control Period”), our named executive officer’s employment is terminated by us without cause or due to his or her death or disability or our named executive officer resigns for “good reason” (as defined in his or her change of control and severance agreement), and (ii) under the new COC agreements (but not under the CEO’s agreement), our named executive officer has completed any company-requested Transition Period (excluding our named executive officer’s early cessation of any such Transition Period due to his or her death or disability, or the company’s termination of the Transition Period other than for cause before its schedule expiration), our named executive officer will be entitled to these benefits if he or she timely signs and does not revoke a release of claims:
•
a lump-sum payment equal to 100% of his or her annual base salary as of immediately before his or her termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control;

•	a lump-sum payment equal to 100% of his or her target annual bonus (for the year of his or her termination);
•
a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage; and

•
100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels.

In addition, if any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to our named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer. The change of control and severance agreements do not require us to provide any tax gross-up payments to our named executive officers.
In July 2019, the Compensation Committee approved Death/Disability Acceleration Policy that applies to all holders of Company equity awards other than (1) employees who are parties to a change of control and severance agreement with us, (2) employees who are officers for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, (3) members of the Board of Directors, and (4) consultants or independent contractors to us or our subsidiaries (the “Death/Disability Acceleration Policy”). In 2019, the only named executive officers to whom this policy applied were our interim co-CFOs, as each other named executive officer is a party of a change of control and severance agreement. Under the policy, if an eligible Company equity award holder terminates as an employee of the Company and its subsidiaries due to such holder’s:
•	death, then 100% of then-unvested portion of the holder’s outstanding Company equity awards immediately will vest, and if applicable, become fully exercisable, and
SQUARE 2020 Proxy Statement	52

•
“disability” (as defined in the policy), then the holder’s outstanding Company equity awards that will vest, and if applicable, become fully exercisable will be based on the number of the holder’s fully-completed calendar years as an employee of ours or one of our subsidiaries as follows:

Years as an Employee	Vesting Acceleration Percentage
1	25%
2	50%
3	75%
4	100%
The following table summarizes the estimated payments and benefits that would be provided to our named executive officers who were employed with us on December 31, 2019, upon termination and a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2019, but under the new COC agreements (other than with respect to our CEO) as if they were in place as of such date, and that no Transition Period was required.
Name	Termination Without Cause Outside Change of Control Period			Termination by Death or Disability	Termination Without Cause or Termination for Good Reason Within Change of Control Period
	Cash Compensation ($)(1)	Health Care Benefits ($)(2)	Acceleration of Equity Vesting ($)(3)(5)	Acceleration of Equity Vesting ($)(4)(5)	Cash Compensation ($)(6)	Health Care Benefits ($)(7)	Acceleration of Equity Vesting ($)(5)(8)
Ms. Ahuja(9)	225,000	14,483	2,379,595	7,614,866	450,000	28,966	7,614,866
Mr. Dorsey	2.06	546	—	—	2.75	728	—
Ms. Henry	225,000	14,083	5,990,693	16,446,843	450,000	28,166	16,446,843
Ms. Reses	225,000	14,083	8,538,727	16,653,376	450,000	28,166	16,653,376
Ms. Whiteley	225,000	11,700	1,502,812	5,805,736	450,000	23,400	5,805,736
(1)
Cash compensation consists of a lump-sum payment equal to 180 days of annual base salary (for Mr. Dorsey, 75% of annual base salary) (as of immediately before his or her termination) and a lump-sum payment equal to a pro rata portion of the annual bonus that our named executive officer would have earned for the year of his or her termination if he or she had remained employed until eligible to receive the bonus at December 31, 2019. Under the old COC agreements, this would have been a lump sum equal to 75% of annual base salary (continued payments with respect to Ms. Reses) and the same pro rata portion of the annual bonus, which as of December 31, 2019 would have equaled $337,500 for each of Mses. Ahuja, Henry, Reses and Whitely.

(2)
Health care benefits consist of a taxable lump-sum payment equal to six months (9 months for Mr. Dorsey) of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage. Under the old COC agreements, this would have been a taxable lump sum equal to taxable lump-sum payment equal to nine months of such monthly COBRA premiums, which as of December 31, 2019 would have equaled $5,114 for Mr. Dorsey, $19,371 for Ms. Ahuja and $18,843 for each of Mses. Henry, Reses and Whitely.

SQUARE 2020 Proxy Statement	53

(3)
For each named executive officer, other than our CEO, we assumed 6 months of accelerated vesting of time-based equity awards, in accordance with the new COC agreements. The old COC agreements did not, and the CEO’s current change of control and severance agreement does not include this provision.

(4)
For named executive officers other than Mr. Murphy, in the event of a termination due to death or disability, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels. For Mr. Murphy, in the event of a termination due to (a) death, fully accelerated vesting and exercisability of all outstanding equity awards or (b) disability, accelerated vesting and exercisability based on the number of completed years of employment.

(5)
For each named executive officer, the estimated benefit amount of unvested RSUs and RSAs was calculated by multiplying the number of unvested RSUs and RSAs by the closing price of our Class A common stock on December 31, 2019, which was $62.56. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on December 31, 2019, which was $62.56.

(6)
Cash compensation consists of a lump-sum payment equal to 100% of each named executive officer’s annual base salary as of immediately before his or her termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control, and a lump-sum payment equal to 100% of his or her target bonus for the year ended December 31, 2019.

(7)
Health care benefits consist of a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage.

(8)	For each named executive officer, we assume 100% accelerated vesting of all outstanding equity awards.
(9)
Vesting of Ms. Ahuja’s options that were outstanding when her change of control and severance agreement was entered into would be accelerated upon a “change in control” (as defined in our 2015 Plan) as if she had been employed for an additional 12 months following the change in control. A total of 46,814 shares subject to Ms. Ahuja’s option, which has an exercise price per share of $72.94, would have accelerated under this provision upon a change in control occurring as of December 31, 2019. As of December 31, 2019, the closing price of a share of our Class A common stock on December 31, 2019 was $62.56, and therefore Ms. Ahuja would have realized no immediate value (calculated by multiplying the number of shares accelerated by the positive difference, if any, between the closing price of our Class A common stock on December 31, 2019 and the exercise price per share of the option) from this acceleration.

SQUARE 2020 Proxy Statement	54

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	Class A(2)	18,856,752	$26.45	98,427,436(4)
	Class B(3)	18,196,638	$8.48	0
Equity compensation plans not approved by stockholders	—	—	—	—
Total	Class A and Class B	37,053,390	$12.64	98,427,436
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs and RSAs, which have no exercise price, or any rights granted under our 2015 Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(2)
Includes the following plans: our 2015 Plan and our ESPP. Our 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 40,000,000 shares, (ii) 5% of the outstanding shares of all classes of our capital stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 8,400,000 shares, (ii) 1% of the outstanding shares of all classes of our capital stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2020, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 21,639,836 shares and 4,327,967 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(3)	Includes the following plan: our 2009 Plan.
(4)
Consists of 14,294,425 shares of Class A common stock available under our ESPP, including shares subject to outstanding rights that were under offering periods in progress as of December 31, 2019, and 84,133,011 shares of Class A common stock available under our 2015 Plan.

SQUARE 2020 Proxy Statement	55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:
•	each of our current directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 359,142,301 shares of our Class A common stock and 79,621,335 shares of our Class B common stock outstanding as of March 31, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2020 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
5% Stockholders:
The Vanguard Group(1)	26,843,440	7.47%	—	*	2.32%
BlackRock, Inc.(2)	18,820,745	5.24%	—	*	1.63%
Named Executive Officers and Directors:
Jack Dorsey(3)	—	*	59,297,392	74.47%	51.32%
Amrita Ahuja(4)	140,908	*	—	*	*
Alyssa Henry(5)	553,933	*	1,600,000	1.97%	1.41%
Jacqueline Reses(6)	2,661,656	*	—	*	*
Sivan Whiteley(7)	126,932	*	17,292	*	*
Mohit Daswani	27,343	*	—	*	*
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	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
Timothy Murphy(8)	27,726	*	110,000	*	*
Roelof Botha(9)	980,234	*	3,932,076	4.94%	3.49%
Amy Brooks(10)	331	*	—	*	*
Paul Deighton	44,067	*	—	*	*
Randall Garutti	12,483	*	—	*	*
James McKelvey(11)	248,233	*	15,454,347	19.41%	13.40%
Mary Meeker(12)	407,803	*	—	*	*
Anna Patterson(13)	9,387	*	—	*	*
Lawrence Summers(14)	41,823	*	201,019	*	*
David Viniar(15)	63,556	*	361,950	*	*
All current executive officers and directors as a group (15 persons)(16)	5,552,860	1.53%	81,777,983	99.15%	69.36%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
+
Options to purchase shares of our Class B common stock included in this table may be early exercisable. To the extent such shares have not yet vested as of a given date, such shares will remain subject to repurchase by us at the original purchase price. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

(1)
Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2019, filed with the SEC on February 12, 2020, with sole dispositive power over 26,509,748 shares of Class A common stock, sole voting power over 275,717 shares of Class A common stock, shared dispositive power over 333,692 shares of Class A Common Stock and shared voting power over 93,449 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2019, filed with the SEC on February 10, 2020, with sole dispositive power over 18,820,745 shares of Class A common stock, and sole voting power over 16,580,225 shares of Class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Consists of (i) 51,544,566 shares of Class B common stock held of record by the Jack Dorsey Revocable Trust u/a/d 12/8/10, for which Mr. Dorsey serves as trustee, and (ii) 7,752,826 shares of Class B common stock held of record by the Jack Dorsey Remainder Trust u/a/d 6/23/10, for which Mr. Dorsey serves as trustee.

(4)
Consists of (i) 108,342 shares of Class A common stock held of record by Ms. Ahuja, and (ii) 32,566 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2020, of which 28,495 shares are vested as of such date.

(5)
Consists of (i) 291,290 shares of Class A common stock held of record by Ms. Henry, (ii) 1,600,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which all shares are vested as of such date, (iii) 231,755 shares of Class A

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common stock subject to options exercisable within 60 days of March 31, 2020, of which 213,599 shares are vested as of such date, and (iv) 30,888 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.
(6)
Consists of (i) 145,070 shares of Class A common stock held of record by Ms. Reses, (ii) 2,494,427 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2020, of which 2,458,983 shares are vested as of such date, and (iii) 22,159 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

(7)
Consists of (i) 81,395 shares of Class A common stock held of record by Ms. Whiteley, (ii) 17,292 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which all shares are vested as of such date, (iii) 38,186 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2020, of which 33,045 shares are vested as of such date, and (iv) 7,351 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

(8)
Consists of (i) 23,447 shares of Class A common stock held of record by Mr. Murphy, (ii) 110,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which all shares are vested as of such date, and (iii) 4,279 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

(9)
Based on a Schedule 13G, reporting beneficial ownership as of December 31, 2018, filed with the SEC on February 14, 2019, and a Form 4 filed with the SEC on March 5, 2020, the shares consist of (i) 4,419 shares of Class A common stock held of record by Mr. Botha, (ii) a total of 528,855 shares of Class A common stock held of record by Mr. Botha’s estate planning vehicles, (iii) 262 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020, (iv) 224,994 shares of Class A common stock held of record by Sequoia Capital U.S. Venture 2010-Seed Fund, L.P., (v) 3,474,777 shares of Class B common stock held of record by Sequoia Capital U.S. Venture 2010 Fund, L.P., (vi) 77,067 shares of Class B common stock held of record by Sequoia Capital U.S. Venture 2010 Partners Fund, L.P., (vii) 380,232 shares of Class B common stock held of record by Sequoia Capital U.S. Venture 2010 Partners Fund (Q), L.P. (the funds (iv)-(vii) collectively, the “SC 2010 Funds”), (viii) 212,859 shares of Class A common stock held of record by Sequoia Capital U.S. Growth Fund IV, LP and (ix) 8,845 shares of Class A common stock held of record by Sequoia Capital USGF Principals Fund IV, LP (the funds (viii)-(ix) collectively, the “SC USGF Funds”). SC US (TTGP), Ltd., where Mr. Botha is a director, is the general partner of SC U.S. Venture 2010 Management, L.P. (which is the general partner of each of the SC 2010 Funds), and is also the general partner of SCGF IV Management, L.P. (which is the general partner of each of the SC USGF Funds). Mr. Botha disclaims beneficial ownership of the securities held by the SC 2010 Funds and the SC USGF Funds. The address of each Sequoia entity is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(10)	Consists of (i) 129 shares of Class A common stock held of record by Ms. Brooks, and (ii) 202 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.
(11)
Consists of (i) 73,043 shares of Class A common stock and 2,407,000 shares of Class B common stock held of record by Mr. McKelvey, (ii) 13,047,347 shares of Class B common stock held of record by the James McKelvey, Jr. Revocable Trust dated July 2, 2014, for which Mr. McKelvey serves as trustee, (iii) 175,000 shares of Class A common stock held of record by the Anna Elefteria Ntenta Revocable Trust dated November 30, 2017, and (iv) 190 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

(12)
Consists of (i) 393,517 shares of Class A common stock held of record by Ms. Meeker, (ii) 262 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020, (iii) 8,207 shares of Class A common stock held of record by KPCB DGF Associates, LLC, and (iv) 5,817 shares of Class A common stock held in the name of KPCB sFund Associates, LLC. John Doerr, Ted Schlein, Brook Byers, Bing Gordon and Mary Meeker are managing members of KPCB DGF Associates, LLC, the managing member of the DGF Funds, and share voting and dispositive power over the shares held for the account of the DGF Funds. John Doerr, Ted

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Schlein, Brook Byers and Bing Gordon are managing members of KPCB sFund Associates, LLC, the managing member of sFund and, therefore, share voting and dispositive power over the shares held by sFund. The address of each of these entities is 2750 Sand Hill Road, Menlo Park, CA 94025.
(13)	Consists of (i) 9,149 shares of Class A common stock held of record by Ms. Patterson, and (ii) 238 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.
(14)
Consists of (i) 14,441 shares of Class A common stock and 89,133 shares of Class B common stock held of record by Dr. Summers, and (ii) 27,382 shares of Class A common stock and 111,886 shares of Class B common stock held of record by the LHS 2017 Qualified Annuity Trust—Square, for which Dr. Summers serves as trustee.

(15)
Consists of (i) 63,258 shares of Class A common stock and 35,000 shares of Class B common stock held of record by Mr. Viniar, (ii) 326,950 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, all of which shares are vested as of such date, and (iii) 298 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

(16)
Consists of (i) 2,490,909 shares of Class A common stock and 78,919,834 shares of Class B common stock held of record by our current executive officers and directors, (ii) 2,975,840 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2020, of which 2,897,728 are vested as of such date, (iii) 2,858,149 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 2,842,816 are vested as of such date, and (iv) 86,111 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2020.

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PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Dorsey, our CEO.
For 2019, our last completed fiscal year:
•	the median of the annual total compensation of all our employees (determined as described below, and other than our CEO) was $164,369 and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $2.75.
Based on this information, for 2019, the annual total compensation of our CEO was less than 0.0001 times that of the median of the annual total compensation for all employees. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
1.
We determined that, as of December 31, 2019, our employee population consisted of 3,837 individuals working at our parent company and consolidated subsidiaries (as reported in Item 1, Business, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”)), with approximately 3,646 of these individuals located in the U. S. and Canada (approximately 3,509 in the U.S. and 137 in Canada). This population consisted of our full-time employees. As noted below, it did not include independent contractors. We did not retain or engage any part-time employees, temporary workers or similar workers as of December 31, 2019.

2.
We have chosen to exclude the approximately 191 employees located outside of the U.S. and Canada (90 in Australia, 31 in Japan, 28 in the United Kingdom, 27 in Ireland and 15 in China) from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our non-U.S. workforce from the identification of the “median employee,” as permitted by SEC rules.

3.
To identify the “median employee” from our U.S. and Canada employee population, we combined the actual salary, bonus, commissions and other taxable benefits (other than related to equity awards and our ESPP) as reflected in our payroll records as reported to the Canada Revenue Agency on Form T4 and the Internal Revenue Service on Form W-2 for 2019 and the match paid to our U.S employees under our 401(k) Plan, along with the aggregate grant date fair value of equity awards granted to employees in 2019.

4.
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

5.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $164,369; and

6.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total Compensation” column of our 2019 Summary Compensation Table included in this proxy statement.
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CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Twitter
Jack Dorsey, our President, Chief Executive Officer and the chairman of our board of directors, also serves as a director and Chief Executive Officer of Twitter, Inc. (“Twitter”). During the fiscal year ended December 31, 2019, we purchased approximately $1,000,000 of marketing and advertising services from Twitter (the “Marketing Services”), including direct purchases and purchases through agencies. Moreover, in October 2019, we entered into a cost sharing agreement with Twitter whereby we will make payments to Twitter for security services relating to the protection of Jack Dorsey (the “Security Services,” and together with the Marketing Services, the “Twitter Services”). We did not make any payments under this agreement in 2019, but we may make payments for such Security Services of over $120,000 in subsequent periods. Our audit and risk committee reviewed and approved the Twitter Services pursuant to our related person transactions policy.
St. Louis Lease
In July 2019, we entered into a lease agreement with 900 N. Tucker Building, LLC for a 15.5-year lease of approximately 226,185 square feet of office space at an annual base rate of approximately $2.8 million, with total future minimum lease payments over the term of approximately $42.7 million (the “900 N. Tucker Transaction”). We also have options to extend the lease term for two 5-year terms. The commencement date for the lease is expected to be in July 2020. Jim McKelvey, our co-founder and a member of our board of directors, owns approximately 70% of 900 N. Tucker Building, LLC through an affiliate, representing an interest of approximately $29.9 million in the lease payments over the term of the lease. We commissioned an independent valuation of the lease, and our audit and risk committee reviewed and approved the 900 N. Tucker Transaction pursuant to our related person transactions policy.
Caviar
On October 31, 2019, we sold Caviar, our former food-ordering business, to DoorDash, Inc. (“DoorDash”) for $410 million in gross proceeds comprised of a combination of $310 million in cash and $100 million in DoorDash’s preferred stock (the “Caviar Sale”). Additionally, we agreed to indemnify DoorDash for potential losses and costs that may arise from certain legal and other matters. DoorDash’s stockholders included certain entities affiliated with Sequoia Capital, which held a greater than 15% ownership interest in DoorDash at the time of the sale. Mr. Roelof Botha, a member of our board of directors, is also a director and stockholder of SC US (TTGP), Ltd., which in turn is the ultimate general partner of the entities affiliated with Sequoia Capital that own equity securities of DoorDash and the entities affiliated with Sequoia Capital that own equity securities in us. Due to this relationship, Mr. Botha recused himself from the negotiations and the board of directors and committee discussions regarding the Caviar Sale. Our audit and risk committee reviewed and approved the Caviar Sale pursuant to our related person transactions policy.
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Shake Shack
We are party to an enterprise services agreement (the “Enterprise Agreement”) with Shake Shack Enterprises, LLC, a subsidiary of Shake Shack Inc. (“Shake Shack”), pursuant to which we provide certain payments products and services. Additionally, Caviar, which we sold to DoorDash on October 31, 2019, partnered with Shake Shack for delivery services in a number of cities (the “Caviar Services”). Additionally, a subsidiary of Shake Shack was sued in federal court for allegedly infringing a patent owned by Electronic Receipts Delivery Systems, LLC (“ERDS”) because of its use of one of our applications to send out digital receipts. Since Shake Shack was sued for allegedly using one of our products, we have agreed to defend Shake Shack against ERDS and to indemnify Shake Shack for any liabilities or expenses it incurs as a result of the lawsuit to the extent that the claims are being directed at our products or services (the “Shake Shack Indemnification,” and together with the “Enterprise Agreement” and the “Caviar Services,” the “Shake Shack Transactions”).
Randy Garutti, a member of our board of directors, is also a director and Chief Executive Officer of Shake Shack. As a result, Mr. Garutti may be deemed to have an indirect material interest in the Shake Shack Transactions. During the fiscal year ended December 31, 2019, we received approximately $1,715,000 in revenue from services related to the Enterprise Agreement and the Caviar Services. Although the value of the Shake Shack Indemnification is uncertain, it might exceed $120,000 over time. Our audit and risk committee reviewed and approved the Shake Shack Transactions pursuant to our related person transactions policy.
Eloquent Labs
On April 30, 2019, we entered into a definitive agreement to acquire Eloquent Labs Incorporated (“Eloquent”) for total consideration of $20 million, subject to adjustments (the “Eloquent Acquisition”). At the time of the Eloquent Acquisition, Khosla Ventures III, LP (“Khosla”) owned more than 5% of our Class B common stock. One or more funds affiliated with Khosla (“Khosla Funds”) beneficially owned shares of the outstanding capital stock of Eloquent, entitling such funds to approximately 11% of the total consideration for the Eloquent Acquisition. Consequently, Khosla Funds received approximately $2.2 million as a result of the Eloquent Acquisition. Our audit and risk committee reviewed and approved the Eloquent Acquisition pursuant to our related person transactions policy.
Other Transactions
We have entered into change of control and severance agreements with our current executive officers that, among other things, provide for certain severance and change of control benefits. See the section titled “Executive Compensation—Potential Payments on Termination or Change of Control.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
A family member of Brian Grassadonia, our Cash App Lead, is employed by us in a non-executive position. The approximate dollar value of the employee’s total cash and equity compensation for the year ended December 31, 2019 was less than $150,000. The family member also receives benefits consistent with other employees serving in the same capacity.
Other than as described above, since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party
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where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
Our audit and risk committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit and risk committee provides that our audit and risk committee shall review and approve any related party transaction for which review or oversight is required by applicable law or that is required to be disclosed in our financial statements or SEC filings.
We have a formal written policy providing that our audit and risk committee must approve or ratify any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest. In approving or rejecting any such transaction, our audit and risk committee is to consider the relevant facts and circumstances available and deemed relevant to our audit and risk committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any director or executive officer of our company and the extent of the related person’s interest in the transaction. Any member of the audit and risk committee who has an interest in a potential related party transaction under discussion will abstain from voting on the approval of such transaction. If a related party transaction will be ongoing, the audit and risk committee may establish guidelines for us to follow in our ongoing dealings with the related party.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting. The Annual Meeting will be held virtually on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2020, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 24, 2020 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•	the election of three Class II directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;
•	a stockholder proposal regarding employee representation on the board of directors, if properly presented at the Annual Meeting; and
•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of each of Roelof Botha, Amy Brooks and James McKelvey as Class II directors;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
•	“AGAINST” the stockholder proposal regarding employee representation on the board of directors.
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Who is entitled to vote?
Holders of our Class A common stock or Class B common stock as of the close of business on April 20, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 359,669,691 shares of our Class A common stock outstanding and 79,621,335 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares of our common stock live by following the instructions provided on your Notice or the instructions that accompanied your proxy materials to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee, whether as a result of a withhold vote or a broker non-vote (described below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal Nos. 2, 3 and 4: The non-binding advisory vote on our executive compensation, approval of the ratification of the appointment of the independent registered public accounting firm and the stockholder proposal regarding employee representation on the board of directors each requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to these proposals. Abstentions are considered shares present and entitled to vote on these proposals, and thus, will have the same effect as a vote “Against” these proposals. To the extent there are any broker non-votes, they will have no effect on the outcome of these proposals.

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With respect to the approval of our executive compensation and the stockholder proposal, because these proposals are an advisory vote, the result will not be binding on our board of directors, our compensation committee or the Company. However, our board of directors and our compensation committee will consider the outcome of the executive compensation vote when determining named executive officer compensation. In addition, the board of directors will take into account the outcome of the vote regarding the stockholder proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 15, 2020 (please have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 15, 2020 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the Internet);

•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•
by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2020, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
SQUARE 2020 Proxy Statement	66

Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Square, Inc., in writing, at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.
What do I need to do to attend and participate in the Annual Meeting?
The Annual Meeting will again be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2020, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting.
We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. During the meeting, you will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered.
To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the annual meeting. The Annual Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 800-586-1548 (domestic) or 303-562-9288 (international).
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jack Dorsey, Amrita Ahuja and Sivan Whiteley have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted
SQUARE 2020 Proxy Statement	67

at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting pursuant to our amended and restated bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 24, 2020 to all stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of stockholders in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors and employees are soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
SQUARE 2020 Proxy Statement	68

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
If you are a stockholder of record, upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the Notice can request a single Notice by contacting Broadridge at the address, email address or telephone number above.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 25, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Square, Inc.
Attention: Corporate Secretary
1455 Market Street, Suite 600
San Francisco, California 94103
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of
SQUARE 2020 Proxy Statement	69

directors or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than the close of business on February 16, 2021; and
•	not later than the close of business on March 18, 2021.
In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2021 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2021 annual meeting of stockholders.

If a stockholder who has properly notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Recommendation and Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at https://squareup.com/about/investors and via the SEC’s website at https://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
SQUARE 2020 Proxy Statement	70

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2019 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders along with this proxy statement. This proxy statement and our annual report are posted on our website at https://squareup.com/about/investors and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Square, Inc., Attention: Investor Relations, 1455 Market Street, Suite 600, San Francisco, California 94103.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

San Francisco, California
April 24, 2020
SQUARE 2020 Proxy Statement	71

SQUARE, INC.
1455 MARKET STREET, SUITE 600
SAN FRANCISCO, CA 94103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SQ2020**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12386-P39110 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SQUARE, INC.

The Board of Directors recommends you vote FOR each of the following Class II nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roelof Botha
02) Amy Brooks
03) James McKelvey

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote AGAINST proposal 4.

	For	Against	Abstain
4. STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING, TO PREPARE A REPORT ON EMPLOYEE REPRESENTATION ON THE BOARD OF DIRECTORS.	☐	☐	☐

NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D12387-P39110

SQUARE, INC.
Annual Meeting of Stockholders
June 16, 2020 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jack Dorsey, Amrita Ahuja and Sivan Whiteley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SQUARE, INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 10:00 AM PDT on June 16, 2020, at www.virtualshareholdermeeting.com/SQ2020, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side